UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALICO, INC.

 (Name of Registrant as Specified In Its Charter)

N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

____________________

Notice of Annual Meeting of Shareholders

To be held February 25, 2015

____________________

January 28, 2015
Alico, Inc. Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us”, or “our” in this Notice and Proxy Statement) will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, on February 25, 2015, at 9:30 a.m. Eastern Standard Time, for the following purposes:

1.	To elect the seven nominees named in the attached Proxy Statement as directors to serve on our Board of Directors. These seven directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified.
2.	To approve the Alico, Inc. Stock Incentive Plan of 2015.
3.	To ratify the Audit Committee’s appointment of McGladrey LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2015.
4.	To request advisory approval of the compensation of the Company’s Named Executive Officers.
5.	To transact any other business as may properly come before the Annual Meeting or any and all adjournments thereof.

Our Board of Directors has fixed the close of business on December 31, 2014, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.

For the Board of Directors

A. Denise Plair

Corporate Secretary

Your vote is very important to us. You are invited to attend the meeting in person. If you need directions to the meeting location, you may contact the Corporate Secretary by phone at (239) 226-2000 or by mail at the address above. Whether or not you plan to attend and no matter how many shares you own, please mark your vote on the enclosed proxy card, sign and date it and mail it in the enclosed envelope. If you wish to attend the Annual Meeting in person, please tear off the admission ticket from the top half of the enclosed proxy card and bring it and a photo ID with you to the Annual Meeting. If you attend the Annual Meeting you may vote in person, if you wish, even if you have previously submitted a proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary a written revocation or a proxy with a later date or by voting your shares in person at the Annual Meeting in which case your proxy will be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 25, 2015:  This Notice, the attached 2015 Proxy Statement, along with our Annual Report on Form 10-K for fiscal year 2014, are available at http://www.alicoinc.com.

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

____________________

Proxy Statement

____________________

Annual Meeting of Shareholders

February 25, 2015

____________________

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on February 25, 2015

The Proxy Statement and accompanying Annual Report to the shareholders are available at
www.alicoinc.com or at https://materials.proxyvote.com/016230

General

Our Board of Directors seeks your proxy for use in voting at the Annual Meeting of Shareholders to be held on Wednesday, February 25, 2015 at 9:30 a.m. Eastern Standard Time in New York, New York. This Proxy Statement and proxy card were mailed on or about January 28, 2015 to all holders of common stock entitled to vote at the Annual Meeting.

We have enclosed with the Proxy Statement our 2014 Annual Report to Shareholders, which includes our audited financial statements. The Annual Report does not constitute any part of the material for the solicitation of proxies.

Record Date

Holders of shares of our common stock as of the close of business on December 31, 2014, the record date, may vote at the Annual Meeting either in person or by proxy. At the close of business on December 31, 2014, there were 7,366,738 shares of our common stock outstanding and entitled to vote on each matter properly brought up at the Annual Meeting. The common stock is our only authorized voting security, and each share of common stock is entitled to vote at the Annual Meeting. A shareholder of record giving a proxy may revoke it at any time before the vote is taken by delivering a written revocation or a proxy with a later date to the Corporate Secretary or by voting his or her shares in person at the Annual Meeting.

Purpose

At the Annual Meeting, the shareholders will be asked to vote on the following proposals:

Proposal 1: Election of seven nominees named in this Proxy Statement to serve on our Board of Directors.

Proposal 2: Approval of the Alico, Inc. Stock Incentive Plan of 2015.

Proposal 3: Ratification of the Audit Committee’s appointment of McGladrey LLP as our independent registered public accounting firm for fiscal year 2015.

Proposal 4: Advisory approval of the compensation of the Company’s Named Executive Officers.

Difference between holding shares as a shareholder of record and as a beneficial owner

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. The Proxy Statement, the enclosed proxy card and the 2014 Annual Report to Shareholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. The Proxy Statement, the 2014 Annual Report to Shareholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the shareholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

Voting your shares

Each shareholder has one vote per share. If you hold shares in your own name as a shareholder of record, you can cast your vote before the Annual Meeting by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or nominee will provide you with materials and instructions for voting your shares.

Broker discretionary voting

Brokers do not have discretionary authority to vote on the proposals to elect directors, the proposal to approve the Alico, Inc. Stock Incentive Plan of 2015 or the advisory vote on executive compensation if they do not receive instructions from a beneficial owner. Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted on these

2

proposals in order for the votes to be counted. Brokers have discretionary authority to vote on the ratification of the Audit Committee’s selection of the auditor if they do not receive instructions from a beneficial owner.

Voting in person at the Annual Meeting

If you hold shares in your own name as a shareholder of record, you are invited to attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot at the meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you are invited to attend the meeting in person, but in order to vote at the meeting you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

How you can change or revoke your vote

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Giving written notice of revocation to our Corporate Secretary at any time before the voting begins; or
•	Signing and delivering a proxy that is dated after the proxy you wish to revoke; or
•	Attending the Annual Meeting and voting in person by properly completing and submitting a ballot.

Attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.

We must receive your notice of revocation or later-dated proxy at or prior to voting at the Annual Meeting for it to be effective. It should be delivered to:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

Attention: A. Denise Plair

You may hand deliver a written revocation notice, or a later-dated proxy, to the Corporate Secretary at the Annual Meeting before the voting begins.

If you are the beneficial owner of your shares held in street name and if you wish to change your vote, please check with your bank or broker and follow the procedures your bank or broker provides.

3

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of 3,683,370 shares (a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date) is required to constitute a quorum to transact business at the meeting. Proxies marked “abstain” and broker “non-votes” will be counted in determining the presence of a quorum.

Abstentions

An abstention occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular proposal. An abstention with respect to any proposal for the Annual Meeting will not be counted as a vote “cast” for or against the proposal. Consequently, an abstention with respect to any of the proposals scheduled for a vote at the Annual Meeting will not affect the outcome of the vote.

Broker non-votes

Broker “non-votes” are shares held by brokers or nominees for whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares. The broker or nominee does not have discretionary voting power under rules applicable to broker-dealers, so the broker is unable to cast those uninstructed shares. A broker “non-vote” with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Consequently, a broker “non-vote” will not affect the outcome of the vote.

Voting requirements

Elections of Directors

Directors are elected by a plurality of the votes cast at the meeting, which means that seven nominees who receive the highest number of votes cast in favor of their election as director will be elected as directors, even if those nominees do not receive a majority of the votes cast. Any shares not voted (whether by abstention, broker “non-vote” or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. Shareholders may not cumulate votes in the election of the directors.

Approval of the Alico, Inc. Stock Incentive Plan of 2015

To approve the Alico, Inc. Stock Incentive Plan of 2015, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker non-votes or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

4

Ratification of Independent Registered Public Accounting Firm

To ratify the appointment of our independent registered public accounting firm, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Advisory Approval of the Company’s Executive Compensation

To approve the non-binding resolution regarding approval of the executive compensation, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Proxy Solicitation — Counting the Votes

We are soliciting your proxy for the Annual Meeting and will pay all costs related to the proxy solicitation process. The cost of preparing, assembling and mailing the Notice of Meeting, this Proxy Statement, the enclosed proxy ballot and the 2014 Annual Report to Shareholders will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person; such persons will receive no additional compensation for such services. We will request brokerage houses, bankers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock. We will reimburse them for reasonable out-of-pocket expenses they incur for the solicitation.

A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of election to certify the results.

Attending the Annual Meeting

You must be a holder of Alico shares as of the record date of December 31, 2014 to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please tear off the admission ticket from the top half of the enclosed proxy card and bring it with you to the Annual Meeting to gain access. Please note that seating is limited and admission will be on a first-come, first-served basis.

If you plan to attend the Annual Meeting in person, you must bring your admission ticket, along with a valid government-issued photo identification, such as a driver’s license, that matches your name on the admission ticket, prior to the start of the Annual Meeting. We reserve the right to deny admission to any person who does not bring both a valid admission ticket and photo identification, with matching names.

For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. Attendees will not be permitted to bring food or beverages, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases,

5

weapons (including any item we may deem to be a weapon in our sole discretion) or packages into the Annual Meeting.

The Annual Meeting will begin promptly at 9:30 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., Eastern Standard Time, and you should allow time for the check-in procedures.

Change in Control Transaction

On November 19, 2013, 734 Agriculture, LLC (“734 Agriculture”) and its affiliates, including 734 Investors, LLC (“734 Investors”), completed the purchase from Alico Holding, LLC, a company wholly owned by Atlantic Blue Group, Inc. (“Atlanticblue”), of 3,725,457 shares of our common stock (the “Share Purchase”) for an aggregate purchase price of $137,841,909 in cash. The Share Purchase was financed using equity investments from the members of 734 Investors and $13,691,909 in cash drawn on a revolving credit facility from Rabo AgriFinance, Inc. secured by the Alico common stock acquired by 734 Agriculture and its affiliates in the Share Purchase. The common stock acquired by 734 Agriculture and its affiliates, including 734 Investors, represented approximately 51% of our outstanding common stock at the time.

The operating agreement of 734 Investors designated 734 Agriculture as the managing member with authority to administer the affairs of 734 Investors, including the voting and disposition of share of common stock, subject to certain restrictions. The operating agreement also provides that 734 Investors will cause one person (or two persons, if the Board of Directors is comprised of eleven or more members) designated by an affiliate of Arlon Group to be elected to the Board of Directors, as long as such person(s) satisfies certain conditions set forth in the operating agreement, including Director independence criteria. Mr. Fishman is the designee of Arlon Group.

6

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of January 16, 2015, by (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each Director and Director nominee, (iii) our Named Executive Officers, and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholders
734 Investors, LLC	3,725,457(2)	50.5%
410 Park Avenue, 17th Floor
New York, NY 10022
734 Agriculture, LLC	3,725,457(2)	50.5%
410 Park Avenue, 17th Floor
New York, NY 10022
Thomas E. Claugus	596,581(3)	8.1%
2100 Riveredge Parkway, Suite 840
Atlanta, GA 30328
GMT Capital Corp.	577,481(3)	7.8%
2100 Riveredge Parkway, Suite 840
Atlanta, GA 30328
Bruce S. Sherman	514,046(4)	7.0%
c/o M4 Capital LLC
5150 Tamiami Trail N., Suite 505
Naples, FL 34103
Directors and Executive Officers(5)
George R. Brokaw	3,806,282(2)(6)(7)	51.6%
Adam D. Compton	6,004(3)(7)	*
R. Greg Eisner	4,149(7)	*
Benjamin D. Fishman	—	*
W. Andrew Krusen, Jr.	4,891(7)(8)	*
Ramon A. Rodriguez	13,747(7)	*
Henry R. Slack	2,820(9)	*
Remy W. Trafelet	3,822,089(2)(7)(10)	51.9%
Clayton G. Wilson	—	*
JD Alexander	69,135(11)	*
Kenneth Smith, Ph.D.	5,586(12)	*
W. Mark Humphrey, CPA	4,134(12)	*
Steven C. Lewis, CPA	2,047(12)	*

All Executive Officers, directors and director nominees as a group (13 persons)	3,938,751	53.44%

_____________

* Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any
7

person who has or shares voting and/or investment power with respect to such shares. There were no outstanding options for any of the parties included in the table above.

(2)	The beneficial ownership numbers for Messrs. Brokaw and Trafelet include 3,705,457 shares acquired by 734 Investors and 20,000 shares acquired by Mr. Brokaw in his capacity as 734 Investors’ designee, in each case from an affiliate of Atlanticblue, on November 19, 2013 as reported on the Schedule 13D filed November 29, 2013 by 734 Investors, 734 Agriculture and Messrs. Brokaw and Trafelet. Pursuant to the Designee Agreement, Mr. Brokaw agreed to vote the 20,000 shares acquired by him in the Share Purchase as directed by 734 Investors and not to transfer, sell or otherwise dispose of those shares except pro rata with 734 Investors’ disposition of its shares of common stock. Because of its position as the sole managing members of 734 Investors, 734 Agriculture may be deemed to be the beneficial owner of the 3,705,457 shares owned by 734 Investors and the 20,000 shares owned by Mr. Brokaw and subject to the Designee Agreement.

(3)	GMT Capital Corp.’s Schedule 13G/A filed on February 18, 2014 reflected 596,581 shares held as of December 31, 2013. This included 19,100 shares which Mr. Claugus, President of GMT Capital Corp., holds personally and for which he holds sole voting and dispositive powers. Mr. Compton currently serves as the Managing Director and Portfolio Manager with GMT Capital Corp. and has disclaimed beneficial ownership of the shares held by GMT Capital Corp.

(4)	The amount shown for Mr. Sherman is based on the number of shares reported on Mr. Sherman’s Schedule 13D/A filed with the SEC on December 10, 2014.

(5)	Except as set forth in this table or the footnotes thereto, the business address of each Director and NEO listed is c/o Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913.

(6)	As one of the two controlling persons of 734 Agriculture, Mr. Brokaw may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,705,457 shares of common stock held directly by 734 Investors. In addition, pursuant to the Designee Agreement, Mr. Brokaw may be deemed to have shared power with Mr. Trafelet to vote or to direct the vote and to dispose of or to direct the disposition of 20,000 shares held directly by Mr. Brokaw. Mr. Brokaw disclaims beneficial ownership of the 3,705,457 shares held by 734 Investors except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Brokaw also include 76,676 shares held by Delta Offshore Master II, LTD (the “Fund”) of which Mr. Brokaw may be considered to be the indirect beneficial owner by virtue of his position with Trafelet Brokaw Capital Management, L.P. (“TBCM”) which serves as investment manager to the Fund and, in such capacity, exercises voting and investment control over securities held for the accounts of the Fund. Mr. Brokaw disclaims beneficial ownership of the shares held by the Fund except to the extent of his pecuniary interest therein.

8

(7)	Consists of shares received under the 2013 Incentive Equity Plan and the Directors Stock Compensation Plan pursuant to such Director’s election to receive shares in lieu of cash fees.

(8)	The beneficial ownership numbers for Mr. Krusen include 1,000 shares held by Dominion Strategic Resource Partners (“DSRP”) of which Mr. Krusen may be considered to be the indirect beneficial owner by virtue of his position as President of Dominion Financial Group, Inc. (“DFG”), the managing general partner of DSRP which solely holds voting and dispositive powers. Mr. Krusen has investment authority over shares held by DFG pursuant to a Consulting Agreement between Mr. Krusen and DFG.

(9)	Two family trusts (the “Family Trusts”) directly hold an aggregate of 1,000 shares of common stock. Mr. Slack is not the trustee for the Family Trusts, but his immediate family members are beneficiaries of such trusts. Mr. Slack disclaims beneficial ownership of the shares held by such trust, and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Montac Trust, a trust of which Mr. Slack is a beneficiary, also holds 1,820 shares of common stock. Mr. Slack disclaims beneficial ownership of the shares held by such trust except to the extent of his pecuniary interest therein.

(10)	As one of the controlling persons of 734 Agriculture, Mr. Trafelet may be considered to be the indirect beneficial owner of, and to have shared power to vote or to direct the vote and to dispose of or to direct the disposition of, 3,725,457 shares of common stock beneficially owned by 734 Investors. Mr. Trafelet disclaims beneficial ownership of the 3,725,457 shares held by 734 Investors and Mr. Brokaw except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Trafelet also include 76,676 shares held by Delta Offshore Master II, LTD (the “Fund”) of which Mr. Trafelet may be considered to be the indirect beneficial owner by virtue of his position with TBCM, which serves as investment manager to the Fund and, in such capacity, exercises voting and investment control over securities held for the accounts of the Fund. Mr. Trafelet disclaims beneficial ownership of the common stock held by the Fund except to the extent of his pecuniary interest therein. The beneficial ownership numbers for Mr. Trafelet also include 16,065 shares held in third party accounts managed by TBCM. Mr. Trafelet may be considered to be the indirect beneficial owner of shares held in such accounts by virtue of his position with TBCM. Mr. Trafelet disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)	Includes 4,926 shares indirectly owned by Mr. Alexander in a trust.

(12)	The amounts shown for Messrs. Smith, Humphrey and Lewis represent shares received under Restricted Stock Award Agreements entered into in 2011.
9

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our Directors, Executive Officers and persons who beneficially own more than ten percent of our outstanding common stock to file reports of ownership and changes in beneficial ownership of our common stock on Form 3, Form 4 and Form 5, as appropriate, with the SEC and to furnish us with copies of all such Section 16(a) reports they file. Based solely on the review of copies of such reports and amendments thereto and other information furnished to us, we believe that, during fiscal year 2014, all Executive Officers, Directors and persons who beneficially own more than ten percent of our common stock complied in a timely manner with all such filing requirements.

10

Proposal 1:
Election of Directors

The Board currently consists of nine members. Two of our current Directors, Ramon A. Rodriguez and Adam D. Compton will not stand for re-election at the Annual Meeting. We thank them for their service and guidance, as well as the perspective and insight they provided to our Company. Accordingly, at the Annual Meeting, seven Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the death or removal of any such Director, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as Directors. The proxy cannot be voted for a greater number of persons than seven. The Board of Directors has determined that all nominees are qualified to serve. All nominees, who are all currently members of the Board of Directors, have consented to being named in this Proxy Statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, if any of the nominees should be unable or unwilling to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his/her place.

Nominees for Directors to be Elected at the 2015 Annual Meeting of Shareholders to Serve Until 2016

The following sets forth a brief summary of each Director’s principal occupation, recent professional experience and other qualifications, considered by the Nominating and Governance Committee and the Board, and directorships at other public companies in the past five years, if any.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
George R. Brokaw	47		Mr. Brokaw has served on the Board of Directors since November 19, 2013 and brings to the Board extensive knowledge and experience in the areas of business, finance and capital markets. Mr. Brokaw is Managing Partner at Trafelet Brokaw & Company, LLC, a New York-based private investment management firm, and a director of DISH Network Corporation. He previously served as the Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC. Prior to joining Highbridge in 2012, Mr. Brokaw was a Managing Partner and Head of Private Equity at Perry Capital, LLC. Mr. Brokaw also served as a director to several companies, including: American Energy Partners Inc., Capital Business Credit LLC, Timberstar, and Value Place Holdings LLC. Prior to joining Perry in 2005, Mr. Brokaw was Managing
11

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
			Director of Lazard Frères & Co. LLC. Mr. Brokaw received a B.A. degree from Yale University and a J.D. and M.B.A. from the University of Virginia. Mr. Brokaw is a member of the New York Bar.
R. Greg Eisner	32		Mr. Eisner has served on the Board of Directors since November 19, 2013 and brings to the Board extensive knowledge and experience in the areas of finance and investments. Mr. Eisner is the Co-President of Engineers Gate LP, a proprietary trading firm focused on quantitative strategies founded in early 2014 and consults for Dubin & Company, LP, an investment firm managed on behalf of Glenn Dubin and his family interests. Prior to joining Dubin & Company in 2013, Mr. Eisner was a Managing Director and the Chief Operating Officer of Hedge Fund Strategies for J.P. Morgan Asset Management. From 2005 through 2012, Mr. Eisner held various positions at Highbridge Capital Management, including Chief Operating Officer of Business Development, Chief Strategy Officer of Gávea Investimentos and Head of Corporate Strategy. He was a member of the Highbridge Operating Committee, the Chairman of the Highbridge New Product Committee and, in 2010, led J.P. Morgan and Highbridge’s purchase of a majority interest in Gávea Investimentos. Mr. Eisner also served on the board of directors of Louis Dreyfus Highbridge Energy LLC, an integrated merchant energy business and portfolio company of Highbridge. Prior to joining Highbridge in 2005, Mr. Eisner was an investment banker in Mergers and Acquisitions at The Blackstone Group and in Energy and Power at Banc of America Securities. Mr. Eisner earned his B.S. degree in Economics and B.A. degree in Philosophy, magna cum laude, from the Wharton School at the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.
Benjamin D. Fishman	38		Mr. Fishman has served on the Board of Directors since November 19, 2013 and brings to the Board extensive knowledge and experience in the agriculture industry. Mr. Fishman is a Managing Principal of Arlon Group, the investment arm of Continental Grain Company, and is focused on the activities of the Arlon food and agriculture investment program, which targets investments across the food and agriculture
12

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
			value chain and seeks to provide long-term growth capital for companies. Mr. Fishman began his career at Continental Grain Company in 1998. He left Continental Grain Company to co-found The Grow Network in 2000, which was sold to the McGraw-Hill Companies in 2004. In 2005, Mr. Fishman was a National Finalist for the White House Fellowship, and currently, Mr. Fishman is a board member of Grandpoint Capital, Inc., K-Mac Holdings Corp., and Rose Displays Ltd., and a Member of the Alumni Council of Collegiate School in New York City. Mr. Fishman received his B.A. degree, cum laude, from Princeton University.
W. Andrew Krusen, Jr.	66		Mr. Krusen has served on the Board of Directors since November 19, 2013 and brings to the Board extensive knowledge and experience in the areas of business leadership, finance and capital markets. Mr. Krusen is Chairman and Chief Executive Officer of Dominion Financial Group, Inc., a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors. He is also the managing member of Gulf Standard Energy, LLC, an oil and gas concern, and the managing member of Krusen-Douglas, LLC, a large landowner in the Tampa, Florida area. Mr. Krusen serves as a director of publicly-traded Exactech, Inc., a developer and manufacturer of orthopedic implant devices. He is also a director of Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc., as well as numerous privately held companies, including Beall’s Inc., Romark Laboratories, L.C. He is currently a director and Chairman of Florida Capital Group, Inc., a Florida bank holding company, as well as Florida Capital Bank, N.A., its wholly owned subsidiary. Mr. Krusen is a former member of the Young Presidents’ Organization, and is currently a member of the World President’s Organization and the Society of International Business Fellows. He is a past Chairman of Tampa’s Museum of Science and Industry. Mr. Krusen holds a B.A. degree in Geology from Princeton University.
13

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Henry R. Slack	64		Mr. Slack has served on the Board of Directors since November 19, 2013 and brings to the Board extensive experience in the areas of business, finance and capital markets. Mr. Slack served as Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010, and as a director of Terra Industries from 1983 to 2010. He is currently the senior partner of Quarterwatch, LLC. Additionally, Mr. Slack is Chairman of the Advisory Board of Blakeney Limited Partners. He has also served as a director of E. Oppenheimer and Son International Limited, a private investment and holding company, since 1979 and sits on its Investment Committee. He was Chief Executive Officer of Minorco SA, an international mining company, from 1991 until 1999, when that company merged with Anglo American Corporation to form Anglo American plc. Mr. Slack was a member of the board of directors and the executive committee of Anglo American Corporation, an international mining company, from 1981 until 1999. He has also served on the board of directors of Salomon Brothers Inc., a provider of investment-banking, securities underwriting, and foreign exchange trading services, from 1982 to 1988, SAB Miller plc., one of the world’s largest brewers, from 1998 to 2002, and for more than 20 years on the board of Engelhard Corporation, a supplier of catalysts used in the petroleum, chemical and food industries, until its acquisition in 2006. He is currently a member of the Advisory Council of the Willow School, and a trustee of the Raritan Headquarters Association in New Jersey. Mr. Slack holds a B.A. degree in History from Princeton University.
Remy W. Trafelet	44		Mr. Trafelet has served on the Board of Directors since November 19, 2013 and brings to the Board extensive knowledge and experience in the areas of finance and capital markets. Mr. Trafelet is Managing Partner and Portfolio Manager of Trafelet Brokaw & Company, LLC, a New York-based private investment management firm. Mr. Trafelet also serves as Managing Partner of Trafelet Capital Management, LP, Manager of 734 Agriculture, LLC and Chairman of 734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus
14

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
			(“Silver Nip Citrus”), a grower of Florida citrus products. He currently serves as Chairman of HazelTree Treasury Management Solutions, which Mr. Trafelet founded in 2009. In 2000, Mr. Trafelet founded Trafelet Delta Funds, LLC, and in 2009, he spun off the firm’s London operations to form Habrok Capital Management. Prior to founding Trafelet Delta Funds, LLC, Mr. Trafelet was a portfolio manager at Fidelity Management and Research Company. Mr. Trafelet is a trustee of Phillips Exeter Academy and serves as Chairman of its Investment Committee. Additionally, he is a board member of Children’s Scholarship Fund. Mr. Trafelet is a member of the Cold Spring Harbor Research Laboratory Investment Committee and a board member of the Boys’ Club of New York. Mr. Trafelet earned an A.B. degree from Dartmouth College, where he graduated with honors and was named a Presidential Scholar. He is also a Chartered Financial Analyst.
Clayton G. Wilson	53		Mr. Wilson has served as Alico’s President, Chief Executive Officer and Director since November, 2013 and brings to the Board extensive knowledge and experience in the citrus industry. Mr. Wilson is a third generation citrus grower and has been actively involved in the citrus industry for over 28 years. He is the Chief Executive Officer of 734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus. His responsibilities include the oversight of all aspects of the company’s citrus operations. Mr. Wilson is Vice President and Chairman of the Board for Latt Maxcy Corporation and also serves on the board of Citizens Bank and Trust. Mr. Wilson is also a board member of many industry associations, including Ranch One Cooperative, Cooperative Producers, Inc. and Gulf Harvesting, Inc. and is past President of Highlands County Citrus Growers Association. He currently serves as a board member and Vice President of Citrus Marketing Services and is a past board member of the Harvesting Advisory Council for the Florida Department of Citrus. He holds a degree in Commerce and Business Administration from the University of Alabama.
15

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS.

16

How Nominees Are Selected

Typically, Board vacancies are filled from nominees supplied by the Nominating and Governance Committee after considering nominees proposed by Board members or who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Nominating and Governance Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications — The Nominating and Governance Committee determines the selection criteria of Director nominees based upon the Company’s needs at the time nominees are considered. In evaluating Director candidates, the Nominating and Governance Committee will consider a candidate’s:

•	Intellect;
•	Integrity;
•	Broad-based experience at the policy-making level in business, government, education or the public interest;
•	Analytical ability;
•	Ability to qualify as an Independent Director;
•	Ability and willingness to devote time and energy to effectively carry out all Board responsibilities; and
•	Unique qualifications, skills and experience.

The Nominating and Governance Committee reviews past performance of the Board for Directors seeking re-election. The Board typically undertakes an annual self-evaluation process to assist the Nominating and Governance Committee in this review.

The Nominating and Governance Committee considers the diversity of Director candidates and seeks to enhance the overall diversity of the Board.  Each candidate’s diversity in terms of race, gender, national origin and other personal characteristics is considered.  The Nominating and Governance Committee also assesses each candidate’s contribution to the diversity of the Board in a broader sense, including age, education, experience, skills and other qualifications.  While the Nominating and Governance Committee carefully considers diversity when evaluating Director candidates, it has not adopted a formal diversity policy.

The Nominating and Governance Committee recommends Director nominees to the Board to be submitted for election at the next Annual Meeting of Shareholders.  The Board selects Director nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of shareholders, the needs of the Company and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board. For the Audit Committee, committee members are selected based on their expertise and independence in accordance with current SEC and NASDAQ rules.

17

We believe that our Director nominees are well qualified under the criteria described above.  Each Director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors.

A common trait among our director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy making, risk management and corporate governance matters.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience each Director nominee brings to the Board.

Corporate Governance Matters

Directors Independence — Alico, Inc. is a “Controlled Company”

734 Agriculture and its affiliates, including 734 Investors, directly or indirectly own approximately 50.5% of our outstanding voting stock, and therefore, we are a “controlled company” under the NASDAQ corporate governance rules. Accordingly, we are exempt from the Independent Director requirements of NASDAQ with respect to the composition of our Board and our Compensation and Nominating and Governance Committees. Our Audit Committee, however, must be comprised of Independent Directors. To be considered independent under NASDAQ rules, a Director may not be employed by Alico or engage in certain types of business dealings with Alico. In addition, as required by NASDAQ rules, the Board is required to make an affirmative determination that the Director has no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Director.

The Board of Directors has determined that there are no material relationships between the Company and each of Messrs. Compton, Eisner, Fishman, Krusen, Rodriguez and Slack, and therefore they qualify as, and are determined to be, independent in accordance with the NASDAQ listing rules and the Sarbanes-Oxley Act of 2002.

It is the policy of the Board to have separate meetings for Independent Directors at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2014.

Right to Designate Directors

As the owner of approximately 50.5% of our outstanding voting stock, 734 Agriculture and its affiliates, including 734 Investors, collectively have the voting power to control the election of Directors and any other matter requiring the affirmative vote or consent of our shareholders. There is no agreement between the Company and 734 Agriculture or the Company and 734 Investors with respect to the right to elect Directors. The operating agreement of 734 Investors does provide,

18

however, that 734 Investors will cause one person (or two persons, if the Board of Directors is comprised of eleven or more members) designated by an affiliate of Arlon Group to be elected to the Board of Directors, as long as such person(s) satisfies certain conditions set forth in the operating agreement, including Director independence criteria. Mr. Fishman is the designee of Arlon Group.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of the Board is based on the concept of an appropriate balance between management and the Board. The Board currently consists of nine members. The Board’s leadership is structured so that there is a separate Chairman of the Board and Chief Executive Officer. The Board believes that this structure is appropriate because it provides an additional layer of oversight to management and allows the Board to act independently of management.  The Board also believes that its Independent Directors provide strong leadership and complement the talents of our management team.

The Board has delegated certain duties with respect to risk oversight for the Company to the Audit Committee. Under the terms of the Board’s Audit Committee Charter, the Audit Committee is composed solely of Independent Directors and is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee provides regular reports to the Board, and the Board considers risk assessment and risk management policies where appropriate.

19

Committees of the Board

The Company currently has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The descriptions set forth below provide detailed information about the activities of these Committees during the 2014 fiscal year, as well as the current composition of each Committee.

Executive Committee

The Executive Committee is empowered to act for the Board, to the fullest extent permitted by law, for the purpose of directing the operational management and polices of the Company, including the adoption of productivity measures, and to take other measures between regularly scheduled meetings of the Board. The Executive Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913. The Executive Committee is currently composed of the following Directors: Remy W. Trafelet (Chairman), George R. Brokaw, Benjamin D. Fishman and Henry R. Slack.

Audit Committee

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the following:

•	reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;
•	maintaining the integrity of the Company’s financial statements and disclosures;
•	complying with legal and regulatory requirements;
•	reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent public accountant;
•	ensuring the Company maintains internal audit processes; and
•	providing an avenue of communication between management and the auditors.

The Audit Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Audit Committee is currently composed of three independent Directors: Ramon A. Rodriguez (Chairman), Adam D. Compton and W. Andrew Krusen, Jr. The Company’s Board of Directors has determined that Mr. Rodriguez is qualified to serve, and has been designated, as the Audit Committee Financial Expert. The Audit Committee met four times in fiscal year 2014.

20

Following the 2015 Annual Meeting, and subject to approval by the Board, the Audit Committee is expected to be composed of three independent Directors: Benjamin D. Fishman (Chairman), R. Greg Eisner and W. Andrew Krusen, Jr. The Board of Directors has determined that Mr. Fishman is qualified to serve, and will be designated, as the Audit Committee Financial Expert.

Compensation Committee

The Compensation Committee is responsible for the following:

•	determining and approving the compensation of the Chief Executive Officer;
•	determining and approving the executive officer compensation plans, policies and programs of the Company;
•	establishing the compensation philosophies, goals and objectives for the executive officers;
•	making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans; and
•	providing oversight of the Company’s compensation policies, plans and benefits programs.

The Compensation Committee is governed by a written charter adopted and approved by the Board. The Compensation Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Compensation Committee is currently composed of three Directors: R. Greg Eisner (Chairman), George R. Brokaw and W. Andrew Krusen, Jr. The Compensation Committee met eight times in fiscal year 2014. The composition of the Compensation Committee is not expected to change in connection with the 2015 Annual Meeting.

The Compensation Committee engaged Pearl Meyer & Partners, at various times in fiscal year 2014 to provide advice about proposed compensation programs and amounts and to provide market survey data regarding executive compensation. Pearl Meyer & Partners is the current compensation consultant and has been instructed to provide specific data to the Compensation Committee on an annual basis and from time to time as requested.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these Directors and any other current Executive Officer of the Company, and each of the Committee members, other than Mr. Brokaw, is independent under the NASDAQ listing standards.

21

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for the following:

•	reviewing annually the performance of the Board;
•	recommending nominees to serve on the Board to fill new positions or vacancies;
•	reviewing performance and qualifications of Board members before they stand for re-election; and
•	reviewing corporate governance guidelines to assure their relevance to and compliance with the Company’s current situation and recommending changes to these principles to the Board for its consideration and approval.

The Nominating and Governance Committee’s Charter is available on the Company’s website at http:// www.alicoinc.com, in the Corporate Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Currently, the four members of the Nominating and Governance Committee are George R. Brokaw (Chairman), Adam D. Compton, Benjamin D. Fishman and Ramon A. Rodriguez. The Nominating and Governance Committee met two times during fiscal year 2014.

Following the 2015 Annual Meeting, and subject to approval by the Board, the three members of the Nominating and Governance Committee are expected to be George R. Brokaw (Chairman), Benjamin D. Fishman and Henry R. Slack. The Board of Directors has determined that Mr. Fishman and Mr. Slack are independent under the NASDAQ listing standards.

There were no fees or expenses paid to a third party in fiscal year 2014 for the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any Director candidates recommended by shareholders other than 734 Agriculture or its affiliates, including 734 Investors, Alico’s controlling shareholder group. 734 Agriculture and its affiliates, including 734 Investors, are not included in this policy because, as the controlling shareholder group of Alico, representatives of 734 Agriculture and its affiliates, including 734 Investors, may serve on Alico’s Board of Directors to express their views on corporate strategy and policy and other matters. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each Annual Meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for Directors will be considered; and (c) in considering shareholder recommendations, the Nominating and Governance Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the Annual Meeting date.

22

A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a Director must submit the recommendation in writing to the Nominating and Governance Committee, in care of the Company’s Corporate Secretary at the address of the Company’s headquarters. Submissions by shareholders recommending candidates for election at the next Annual Meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date of the Proxy Statement for the prior Annual Meeting of shareholders. In the event that the date of the next Annual Meeting of shareholders is more than 30 days following the first anniversary date of the Annual Meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual Proxy Statement. Each nominating recommendation must include such specified information concerning the group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a Director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Nominating and Governance Committee decides to do so.

The Nominating and Governance Committee at this time is proposing seven nominees for seven positions, all of whom are currently Board members. All of the seven Director nominees approved by the Nominating and Governance Committee for election at the 2015 Annual Meeting were Directors elected at the 2014 Annual Meeting of Shareholders. Under Florida law and the Company’s Bylaws, the Board may increase the number of Directors during the year and appoint additional Directors to fill the vacancies so created if it chooses to do so. There is no plan to do so at the present time.

Special Committee

From time to time, the Board may form special committees to which the Board delegates authority to administer certain of its duties. A special committee comprised solely of the independent and disinterested members of the Board (the “Special Committee”) was formed to represent the Company in negotiating and evaluating the potential acquisition of Silver Nip Citrus or any other alternative transaction.

Code of Business Conduct and Ethics and Corporate Governance Principles

The Board of Directors has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that is applicable to all Directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. The Board has also adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company’s website at http://www.alicoinc.com in the Corporate Governance section of the Investors webpage and are

23

available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Communications with Directors

Shareholders and other interested parties may communicate with the Board by forwarding written comments to the Board of Directors of Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, Florida  33913. Company contact information and procedures are also included on the Company’s website at http://www.alicoinc.com.

Board Meetings

The Board of Directors met seven times during fiscal year 2014. Each Director attended at least 75% of the Board meetings and committee meetings held by all committees on which they served. It is the Company’s policy to strongly encourage its Directors to attend the Annual Meeting of shareholders, in addition to attendance at regular Board and committee meetings. All of the Directors attended the 2014 Annual Meeting of Shareholders.

Director Compensation

Director Fees

Under our director compensation arrangement that became effective on April 1, 2013, our Directors receive an annual fee of $75,000 in cash, payable in quarterly installments. No additional fees are payable for attendance at Board meetings, except that members of the Special Committee received attendance fees of $1,000 per meeting. For service as a standing committee chairman, Directors are paid $5,000 annually in quarterly installments, with the exception of the chairman of the Audit Committee, who receives $10,000 annually, and the Chairman of the Board of Directors, who receives $50,000 annually.

Prior to the beginning of each calendar year, each Director may elect to receive all or any portion of his or her Director fees, including those received for chairing any committee, in the form of common stock with a market value at the time of such quarterly installment equal to 150% of the amount of such fees otherwise payable in cash.

Additional Arrangements

The Company pays for or provides (or reimburses Directors for out-of-pocket costs incurred for) transportation, hotel, food, and other incidental expenses related to attending Board and committee meetings or participating in Director education programs and other Director orientation or educational meetings.

24

2014 Director Compensation

The following table provides information concerning the compensation of the Company’s Directors for the Company’s fiscal year ending September 30, 2014. There were no stock options outstanding for any Director as of September 30, 2014. Non-employee Directors do not presently participate in the Company’s pension benefit plan or in any of the Company’s defined contribution plans. Accordingly, the columns for such information have been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
	($)	($)	($)
Current Board(3) (November 19, 2013 – September 30, 2014)
George R. Brokaw	$—	$103,650	$103,650
Adam D. Compton	$10,000	$84,366	$94,366
R. Greg Eisner	$5,000	$103,650	$108,650
Benjamin D. Fishman	$10,000	$97,222	$107,222
W. Andrew Krusen	$4,000	$97,222	$101,222
Ramon A. Rodriguez	$9,000	$95,612	$104,612
Henry R. Slack	$112,017	$—	$112,017
Remy W. Trafelet	$—	$97,222	$97,222
Clayton G. Wilson(4)	$64,810	$—	$64,810
Predecessor Board (October 1, 2013 – November 18, 2013)
JD Alexander(5)	$—	$28,105	$28,105
Adam D. Compton	$20,000	$28,105	$48,105
Dykes Everett	$—	$28,105	$28,105
Charles L. Palmer	$20,000	$29,998	$49,998
Ramon A. Rodriguez	$30,000	$46,870	$76,870
John D. Rood	$20,000	$29,998	$49,998
Thomas H. McAuley	$20,000	$31,891	$51,891
Robert J. Viguet	$38,750	$—	$38,750
Gordon Walker, Ph. D.	$20,000	$28,105	$48,105

________________

(1)	All figures represent the dollar amount of cash paid for Directors’ annual fees (including any fees received in connection with service as a Chairman of a committee or Chairman of the Board of Directors), meeting attendance, and participation on any special committee.

(2)	Totals represent the value of common stock received in lieu of cash fees pursuant to each Director’s election under the 2013 Incentive Plan and the Director Compensation Plan, as recognized for financial statement reporting purposes with respect to fiscal year 2014, which for all grants were equal to the grant date fair value, computed in accordance with FASB ASC Topic 718. Directors are granted shares of common stock in lieu of cash fees on a quarterly basis each year.

(3)	In connection with the closing of the Share Purchase, the Board was reconstituted on November 19, 2013.
25

(4)	Mr. Wilson received Director fees in cash in addition to his compensation as CEO during fiscal year 2014. This amount is also reflected in the Summary Compensation Table.

(5)	Mr. Alexander received Director fees in stock in addition to his compensation as CEO during fiscal year 2014. This amount is also reflected in the Summary Compensation Table.

26

Compensation Committee Report

Compensation Philosophy and Framework

The goal of Alico’s executive compensation program is to attract, retain and reward executives who create shareholder value, share our vision and perform in a manner that enables the Company to achieve its strategic goals. Alico’s compensation programs are designed to accomplish this goal by rewarding executives for their contributions to the financial and operating performance of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended September 30, 2014.

Submitted by the Compensation Committee of the Board:

R. Greg Eisner, Chairman

George R. Brokaw

W. Andrew Krusen, Jr.

Executive Officers

The following table sets forth certain information on each of the current Executive Officers of the Company.

Name	Age	Position and Background with the Company
Clayton G. Wilson	53	Chief Executive Officer and President (November 22, 2013–Present). Mr. Wilson is a third generation citrus grower and has been actively involved in the citrus industry for over 28 years. He is the Chief Executive Officer of 734 Citrus Holdings, LLC, d/b/a Silver Nip Citrus. His responsibilities include the oversight of all aspects of the company’s citrus operations. Mr. Wilson is Vice President and Chairman of the Board for Latt Maxcy Corporation and also serves on the board of Citizens Bank and Trust. Mr. Wilson is also a board member of many industry associations, including Ranch One Cooperative, Cooperative Producers, Inc. and Gulf Harvesting, Inc., and past President of Highlands County Citrus Growers Association. He currently serves as a board member and Vice President of Citrus Marketing Services and is a past board member of the Harvesting Advisory Council for the Florida Department of Citrus. He holds a degree in Commerce and Business
27

Name	Age	Position and Background with the Company
		Administration from the University of Alabama.
Kenneth Smith, Ph.D.	47	Executive Vice President and Chief Operating Officer (July 1, 2010–Present). Prior to joining Alico, Dr. Smith was the Vice-President of Agriculture Operations for Atlanticblue Group Inc. Prior to joining Atlanticblue, Dr. Smith was a private consultant for large cattle operations across the United States, including Alico, and held various management positions in technical services/research and business management with Purina Mills, Inc. He holds a BS and MS degree in Animal Science from West Texas State University and a PhD from Texas Tech University.
W. Mark Humphrey, CPA	43	Senior Vice President and Chief Financial Officer (June 20, 2011–Present). Prior to joining Alico, Mr. Humphrey was the Chief Financial Officer for the Compass Management Group, LLC, a diversified company involved in the management of homeowners associations and commercial properties in Southwest Florida. Prior to his involvement with the Compass Management Group he held similar positions with Prism Microwave, Inc. and Source Interlink Companies. Mr. Humphrey started his career with PricewaterhouseCoopers and spent two years in the firm’s National Accounting & SEC Directorate in New York City where he helped develop Sarbanes–Oxley methodology for the firm and its clients. Mr. Humphrey holds a BS and MS degree in Accounting from the University of Florida, and he has a Florida CPA designation.
Steven C. Lewis, CPA	54	Treasurer (December 2010–Present). Prior to joining Alico, Mr. Lewis served as Chief Financial Officer for WilsonMiller, Inc. and was the Corporate Controller of Miromar Development Corporation in Southwest Florida. Mr. Lewis also spent approximately six years in public accounting, principally with Kenneth Leventhal & Company in Miami, Florida. He holds a BS degree in Accounting from the University of Florida, and he has a Florida CPA designation

28

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis discusses the compensation programs provided to our Named Executive Officers (whom we refer to as “NEOs”) in fiscal year 2014. It also describes the compensation philosophy on which the fiscal year 2014 compensation was based.

On November 19, 2013, 734 Agriculture and its affiliates, including 734 Investors completed the acquisition of 3,725,457 shares of our common stock, representing approximately 51% of our outstanding common stock at the time, which acquisition we refer to as the “Share Purchase.” In connection with the Share Purchase, the Compensation Committee was reconstituted with new members on November 22, 2013. In addition, upon the closing of the Share Purchase, JD Alexander ceased to be the Company’s Chief Executive Officer, and on November 22, 2013, the Board appointed Clayton G. Wilson to serve as the Company’s Chief Executive Officer, effective immediately. This discussion should be read in conjunction with the tables and related narratives that follow. In fiscal year 2014, our NEOs were:

•	Clayton G. Wilson—President and Chief Executive Officer (effective November 22, 2013)
•	JD Alexander—President and Chief Executive Officer (through November 19, 2013)
•	Kenneth Smith, Ph.D.—Executive Vice President and Chief Operating Officer
•	W. Mark Humphrey, CPA—Senior Vice President and Chief Financial Officer
•	Steven C. Lewis, CPA—Treasurer

The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that directly and indirectly influence shareholder value, including stock performance and operational performance. The Company believes that as executives’ responsibilities increase, so should the proportion of his or her total pay comprised of variable compensation, which supports and reinforces the Company’s pay for performance orientation.

In view of the significant changes that the Company has undergone in the past year and its modified operating profile and significantly greater size as a result of the strategic acquisitions announced or completed at the beginning of the Company's 2015 fiscal year, the Compensation Committee intends to undertake a thorough review of all compensation practices of the Company, including the use of equity incentives, as contemplated by the equity incentive plan described in Proposal 2 of this proxy statement, and will use all necessary expert resources to develop an appropriate compensation structure.

Say on Pay Vote

At the 2014 Annual Meeting, our shareholders expressed their support of our executive compensation programs by approving the non-binding advisory vote on our executive compensation. More than 90% of votes cast supported our executive compensation policies and practices. We continued to review our executive compensation programs in 2014 in conjunction with business results. The Compensation Committee also regularly reviews best practices related to executive compensation to ensure alignment between the Company’s compensation programs, business strategy, and shareholder focus.

29

Our Executive Compensation Program

The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and to reward excellent performance. To that end, we seek to compensate our executives in a manner that:

•	is competitive;
•	rewards performance that creates shareholder value and recognizes individual contribution; and
•	encourages longer-term value creation.

Philosophy and Peer Group

The following describes the compensation philosophy on which the fiscal year 2014 compensation was based. As previously discussed, the Compensation Committee was reconstituted with new members on November 22, 2013. The new Compensation Committee continues to evaluate the Company's compensation practices and programs in light of the Company's strategy to become a leading agriculture and natural resource company and establish leading positions in its different business lines. At the beginning of fiscal year 2014, as a general proposition, the Compensation Committee believed that aggregate base salaries for executives should be below the median for comparable companies and that a larger component of total pay should be in the form of variable compensation. In developing and maintaining appropriate compensation programs and compensation levels for our executives, the Compensation Committee has previously performed the following:

•	A review of two sets of comparative data prepared by our compensation consultant to evaluate the positioning of compensation levels for our executives.
o	The first set of market data comes from published compensation surveys and reflects prevailing compensation practices and levels for broad-based general industry companies.
30

o	The second set of market data comes from compensation information publicly filed by twelve peer companies (which companies we refer to as our “Compensation Peer Group”). The Compensation Committee believes that peer company data provides useful information, but few, if any, peers accurately mirror Alico’s operations. The Company utilizes the data, however, as a reference point in its compensation determination, in conjunction with data from published surveys. These data points create ranges of compensation values that the Compensation Committee considers in setting executive pay levels. The benchmark data reviewed by the Compensation Committee are statistical summaries of pay practices and are not representative of the compensation levels at any one organization.

•	At the time of the evaluation, the Compensation Peer Group adopted by the Company consisted of the twelve companies listed below. All were publicly traded companies with annual revenues between $17 million and $525 million, with the median revenue being $99 million.
o	Alexander & Baldwin, Inc.
o	AV Homes, Inc.
o	Consolidated-Tomoka Land Co.
o	Deltic Timber Corporation
o	Forestar Group Inc.
o	Griffin Land & Nurseries, Inc.
o	Limoneira Company
o	Pope Resources L.P.
o	Potlatch Corporation
o	Tejon Ranch Company
o	The St. Joe Company
o	Thomas Properties Group, Inc.

•	The Compensation Committee annually reviews the Company’s financial performance and evaluates the individual performance of each executive and his or her role in influencing Company performance and the financial condition of the Company. The Compensation Committee evaluates the performance of the NEOs based on the Compensation Committee’s overall judgment using quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership. The Compensation Committee does not directly link compensation to achievement of performance goals, but rather considers the contribution of the NEOs in the context of relevant conditions and many factors beyond the executive’s control, such as weather, commodity prices, and strategic opportunities, to determine if and to what extent the NEO’s individual contribution merits discretionary compensation.

Compensation Consultants

The Compensation Committee makes recommendations to the Board for all compensation for executives, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining

31

the terms and conditions of their engagement. At the beginning of fiscal year 2014, the Compensation Committee engaged Pearl Meyer & Partners with respect to the Company’s compensation programs and to perform various related studies and projects, including market analysis and compensation program design. The Compensation Committee’s responsibilities include reviewing the role of its compensation advisors. In fiscal year 2014, the Compensation Committee concluded that no conflict of interest existed with Pearl Meyer & Partners and that Pearl Meyer & Partners was fully independent for purposes of providing ongoing recommendations regarding executive compensation. Following the Share Purchase, the reconstituted Compensation Committee has not reengaged Pearl Meyer & Partners and has not selected a compensation consultant for fiscal year 2015.

Pay Mix

As noted above, the Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for shareholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Base Salaries

Base salaries for the Company’s NEOs are based on their scope of responsibilities, education, and training levels, leadership abilities, performance, and specialized skills. Determination of salaries is based on the current competitive market environment including overall demand for such executives and competitive pay practices, including a review of the Company’s Peer Group and other relevant data. The Company’s financial performance, overall financial condition, and individual performance are evaluated in addition to the factors listed above in order to determine whether base salary increases are advisable. The Compensation Committee wishes to incentivize executives with pay for performance. Accordingly, base salary levels of the Company have been generally lower than the market median. It has been the Compensation Committee’s philosophy to provide a significant portion of the compensation paid to each executive through its discretionary incentive bonus program and long-term incentives.

The Compensation Committee made no increases to the base salaries of the NEOs in fiscal year 2014. Annual salaries for the NEOs are summarized in the table below:

NEO	FY 2013	FY 2014
Clayton G. Wilson (effective November 22, 2013)	N/A	$150,000
JD Alexander (through November 19, 2013)	$380,000	N/A
Kenneth Smith, Ph.D.	$285,000	$285,000
W. Mark Humphrey, CPA	$200,000	$200,000
Steven C. Lewis, CPA	$175,000	$175,000

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program (which we refer to as the “discretionary bonus program”). The Compensation Committee evaluates the Company’s

32

financial performance and overall financial condition in addition to its evaluation of each of the NEOs to determine if discretionary bonuses are to be paid for the fiscal year. The Compensation Committee generally does not establish target minimum or maximum bonus levels for executives. If, in the Compensation Committee’s discretion, the Company’s performance and overall financial condition do not warrant the payment of discretionary bonuses, no such bonuses are paid.

The Compensation Committee also considers the individual performance of each executive and his or her role in influencing Company performance and the financial condition of the Company. In the case of NEOs other than the CEO, these evaluations are based in part on input from the Company’s CEO regarding each executive’s performance. The Compensation Committee evaluates the executive’s performance based on the Compensation Committee’s overall judgment considering a number of quantitative and qualitative factors, including accomplishment of initiatives, attitude, and leadership. All Compensation Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board.

Based on the Company’s financial results in fiscal year 2014, the Compensation Committee approved discretionary bonuses as follows:

Executive	Payout	% of Salary
Clayton G. Wilson(1)	$—	0%
JD Alexander (2)	$—	0%
Kenneth Smith, Ph.D.	$100,000	35%
W. Mark Humphrey, CPA	$100,000	50%
Steven C. Lewis, CPA	$80,000	46%

_______________

(1)	Mr. Wilson was not awarded a discretionary bonus in fiscal year 2014 because his compensation arrangements are being finalized in connection with the continued growth of the Company.

(2)	Mr. Alexander was not awarded a discretionary bonus in fiscal year 2014 due to his resignation, effective November 19, 2013, the date of the closing of the Share Purchase.

The Compensation Committee believes that these discretionary bonuses are consistent with the Company’s fiscal year 2014 financial performance, reflect the competitive market, and are appropriate to the scope of responsibility and contribution made by each NEO.

Long-Term Incentives

On May 26, 2011, the Board approved the adoption of the Long-Term Incentive Program (the “Program”) as part of the Alico, Inc. 2008 Incentive Equity Plan. Pursuant to the Program, the Company entered into Restricted Stock Award Agreements with Kenneth Smith, W. Mark Humphrey, and Steven C. Lewis on May 26, 2011, and with JD Alexander on April 19, 2012.

33

Under the Restricted Stock Award Agreements, the NEOs were entitled to receive awards of restricted common stock of the Company if the Performance Criteria or Partial Performance Criteria (each as outlined below) were achieved. The restricted common stock awards were subject to vesting restrictions as specified.

The number of shares subject to each award to each NEO (the “Award Level”) was determined based on the product of (a) the percentage of base salary represented by the annualized value of long-term incentive compensation that ranked at the 75th percentile of the Company’s Compensation Peer Group at the time of the award for the comparable executive officer of Compensation Peer Group companies, multiplied by (b) the median base salary of the comparable executive officer at Compensation Peer Group companies, multiplied by (c) three (to reflect a three-year compensation period under the Program), which product was divided by the Base Stock Price (i.e., the 20-Day Average Closing Price (described below) of the common stock immediately prior to the grant date of the award).

Under the Restricted Stock Award Agreements, the “Performance Criteria” would be achieved if, at any time during the five-year period following the Award Date (the “Performance Period”), the average of the closing price of Alico’s common stock over the most recent 20 consecutive trading day period (the “20-Day Average Closing Price”) exceeded (a) 200% of the Base Stock Price at any time during the three-year period commencing on the Award Date, (b) 214% of the Base Stock Price during the one-year period commencing on the third anniversary of the Award Date and ending on the fourth anniversary of the Award Date, or (c) 228% of the Base Stock Price at any time during the one-year period commencing on the fourth anniversary of the Award Date and ending on the fifth anniversary of the Award Date (in each case, the “Target Average Stock Price”). If the 20-Day Average Closing Price equaled or exceeded 100% of the applicable Target Average Stock Price on any day during the Performance Period, Participants would be awarded, subject to vesting, 100% of their respective Award Levels.

If the Performance Criteria was not achieved during the Performance Period but at any time during the Performance Period, the 20-Day Average Closing Price exceeded 90% of the applicable Target Average Stock Price, then 50% of the Award Level for each respective Participant would be awarded, subject to vesting, at the end of the Performance Period (“Partial Performance Criteria”).

If the Performance Criteria was achieved, the shares of restricted common stock subject to the award would vest as follows:

•	50% of the Award Level would immediately vest upon achievement of the Target Average Stock Price (the date of such achievement, the “Achievement Date”).
•	25% of the Award Level would vest on the first anniversary of the Achievement Date.
•	25% of the Award Level would vest on the second anniversary of the Achievement Date.

If the Partial Performance Criteria was achieved, the shares of restricted common stock subject to the award would vest as follows:

•	25% of the Award Level would vest at the end of the Performance Period.
34

•	12.5% of the Award Level would vest on the first anniversary of the end of the Performance Period.
•	12.5% of the Award Level would vest on the second anniversary of the end of the Performance Period.

The Share Purchase constituted a change-in-control as defined in the Restricted Stock Award Agreements and resulted in the vesting of the award of shares to the NEOs on November 19, 2013, and the shares were delivered in January 2014. The vesting effectively concluded the Program. No long-term incentive awards were made to the NEOs during fiscal year 2014.

Retirement Benefits

Executives are allowed to participate in the Company’s tax-qualified 401(k) and Profit Sharing Plan offered to all full-time employees. Under the plan, the Company provides a matching contribution of up to 4% of a participating employee’s eligible compensation. Additionally, annual discretionary contributions, based on a percentage of salary determined at the Board of Directors’ sole discretion, may be contributed pursuant to the qualified profit-sharing portion of the plan. The Company made 3%, 3%, and 4% discretionary contributions for fiscal years 2014, 2013 and 2012, respectively.

Perquisites and Other Fringe Benefits

The Company’s executives receive health and insurance benefits, such as group medical and life insurance, under plans generally available to all salaried employees. Other fringe benefits consist of supplemental life insurance, company provided vehicles and housing allowances where appropriate. The Company does not own a corporate jet or helicopter nor does it pay for country club dues or other such perquisites.

Compensation Risk Assessment

From time to time, a comprehensive assessment is conducted to identify potential risks within the Company’s compensation program. The Company does not use highly leveraged short-term incentives that encourage short-term, high-risk strategies at the expense of long-term performance and value. Furthermore, the Compensation Committee is involved in making compensation decisions that are consistent with the Company’s business strategy. The Company’s compensation programs promote consistent, long-term performance by weighting variable compensation so that it rewards executives for strong operating performance and favorable financial performance.

35

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its officers and Directors (each, an “Indemnified Party”). Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party, to the fullest extent permitted by applicable law, against all expenses, judgments, and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he or she is or was an officer or Director of the Company or by reason of any action taken by him while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or Director of the Company and for a period of six years thereafter.

Stock Ownership Guidelines for CEO and Directors

The Company believes that its CEO should have a financially significant investment in the Company so that his or her interest and the interest of the Company’s shareholders are aligned. In furtherance of this goal, in January 2013 the Board adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock that is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period as specified below (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year. During the phase-in period, the CEO who is phasing-in ownership must own, as of each measurement date (as described below) and at all times thereafter while he or she is the CEO of the Company, stock with a market value at least equal to or greater than the phase-in Company CEO Target Ownership Requirement as follows: At the end of the fiscal year during which the CEO is hired (the “first measurement date”), the CEO must have ownership of $50,000 in Alico common stock, at the end of the next fiscal year after the first measurement date, have ownership of $150,000 in Alico common stock and at the end of the second fiscal year after the first measurement date, have ownership of $250,000 in Alico common stock. It is expected that Mr. Wilson will meet the Company CEO Target Ownership Requirements upon the closing of the Silver Nip Citrus merger.

In 2005, the Board adopted, and the Company’s shareholders approved, a Director stock purchase policy requiring that all Directors who were not beneficial owners of Atlanticblue own Alico common stock with a market value (or cost, if higher) that is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). To provide Directors serving on the Board as of the date of the adoption of this policy and new Directors who subsequently join the Board the opportunity to meet this requirement over a reasonable period of time, each such Director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year. The Company Director Target Stock Ownership Requirement will be measured at the end of the phase-in period and annually thereafter at the end of each fiscal year.

36

Tax Impact on Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each NEO, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The Company’s executive compensation program is intended to maximize the deductibility of compensation; however, there can be no assurance that all long-term incentive compensation, if and when any is paid to any NEO, will ultimately prove to be deductible to the Company under the Code and applicable U.S. Treasury Regulations. Further, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) of the Code or to otherwise pay nondeductible compensation.

37

Executive Compensation

The following table provides information regarding the compensation of our Named Executive Officers for fiscal years 2014, 2013, and 2012. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(c)	Bonus(d)	Stock Awards(e)	All Other Compensation(i)	Total(j)
Clayton G. Wilson (1)	2014	$192,694(3)	$—	$—	$6,984	$199,678
President & Chief Executive Officer	2013	$—	$—	$—		$—
	2012	$—	$—	$—		$—

JD Alexander (2)	2014	$62,116	$—	$28,105(4)	$837,630	$927,851
President & Chief Executive Officer	2013	$380,000	$240,000	$90,778(4)	$25,211	$735,989
	2012	$285,000	$300,000	$299,891(4)	$35,936	$920,827

W. Mark Humphrey, CPA	2014	$200,000	$100,000	$—	$12,694	$312,694
Senior Vice President and Chief Financial Officer	2013	$200,000	$80,000	$—	$14,059	$294,059
	2012	$200,000	$100,000	$—	$13,759	$313,759

Kenneth Smith, Ph.D.	2014	$285,000	$100,000	$—	$20,114	$405,114
Executive Vice President and	2013	$285,000	$200,000	$—	$24,195	$509,195
Chief Operating Officer	2012	$285,000	$200,000	$—	$19,305	$504,305

Steven C. Lewis, CPA	2014	$175,000	$80,000	$—	$15,794	$270,794
Treasurer	2013	$175,000	$55,000	$—	$13,984	$243,984
	2012	$175,000	$65,000	$—	$13,924	$253,924

_______________

(1)	Mr. Wilson began serving as President and Chief Executive Officer on November 22, 2013.

(2)	Mr. Alexander resigned as President and Chief Executive Officer, effective November 19, 2013, the date of the closing of the Share Purchase.

(3)	Mr. Wilson’s base salary for fiscal year 2014 includes $64,810 in Director fees received in cash in addition to his compensation as CEO. This amount is also reflected in the Director Compensation Table.

(4)	Mr. Alexander received Director fees in stock awards in lieu of cash fees in addition to his compensation as CEO. This amount is also reflected in the Director Compensation Table.

Columns ((f)-(h)) have been omitted as they are not applicable.

Salary (Column (c))

38

The amounts reported in Column (c) represent base salaries paid to each of the Named Executive Officers for each of the last three completed fiscal years and also includes $64,810 in Director fees received by Mr. Wilson in 2014.

Bonuses (Column (d))

The amounts reported in Column (d) represent bonuses paid to each of the Named Executive Officers for the last three completed fiscal years, as indicated.

Stock Awards (Column (e))

The amounts reported in Column (e) for Mr. Alexander include the value of stock received in lieu of cash fees for his service as a Director ($28,105 for fiscal year 2014, $90,778 for fiscal year 2013 and $299,891 for fiscal year 2012). The amount reported in Column (e) for Mr. Alexander for fiscal year 2012 also includes the grant date fair value of restricted stock awards that were subject to performance- and service-based conditions, computed in accordance with FASB ASC Topic 718. The Company calculated the grant date fair values of the restricted stock awards using a binomial model and applying the following assumptions: (a) grant date stock price of $23.00; (b) target stock price to achieve performance criteria of $46.00; (c) risk-free interest rate 0.25%; and (d) expected volatility of 53.3%.

No stock options or stock appreciation rights have been granted since February 2004. There were no outstanding stock options or appreciation rights outstanding as of September 30, 2014.

All Other Compensation (Column (i))

The amounts reported in Column (i) represent the aggregate dollar amount for each NEO for perquisites and other personal benefits, tax reimbursements, Company contributions to the Company’s 401(k) retirement plans, insurance premiums for life insurance policies, and amounts paid to Mr. Alexander under a Consulting and Non-Competition Agreement. The following table shows and explains the specific amounts included in Column (i) of the Summary Compensation Table for fiscal year 2014. Under SEC Rules, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each Named Executive Officer, not just those meeting the $10,000 threshold.

Name	Perquisites and Other Personal Benefits(1)	Company Contributions to Retirement Plans	Insurance Premiums(2)	Payments Related to Consulting and Non-Competition Agreement	Total
Clayton G. Wilson	$—	$6,087	$897	$—	$6,984
JD Alexander	$—	$—	$4,297	$833,333	$837,630
W. Mark Humphrey, CPA	$—	$11,650	$1,044	$—	$12,694
Kenneth Smith, Ph.D.	$—	$16,522	$3,592	$—	$20,114
Steven C. Lewis, CPA	$—	$14,750	$1,044	$—	$15,794
39

_______________

(1)	Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, including the cost to the Company for Company cars used for commuting and other personal transportation. The amounts will be based on the fair lease value of the vehicle in accordance with tables published annually by the Internal Revenue Service where applicable, and the amount of vehicle or housing allowances paid. NEOs are taxed on the imputed income attributable to personal use of Company vehicles, including commuting mileage, and do not receive tax assistance from the Company with respect to these amounts.

(2)	Represents applicable premiums paid on life insurance policies for each of the NEOs.

(3)	Dividends on shares of restricted stock are paid to participants during the fiscal year on vested and unvested shares whenever dividends are paid to the Company’s common shareholders.

Total Compensation (Column (j))

The amounts reported in Column (j) are the sum of Columns (c) through (i) for each of the NEOs. All compensation amounts reported in Column (j) include amounts paid and amounts deferred.

Grants of Plan-Based Awards in Fiscal Year 2014

There were no grants of plan-based awards to the NEOs in the fiscal year ended September 30, 2014, other than the shares received by Mr. JD Alexander in lieu of cash fees totaling $28,105 for his service as a Director.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)

JD Alexander	10/4/2013	683

__________________

(1)	In connection with his service as a Director, Mr. Alexander received 683 shares of Common Stock in lieu of cash fees totaling $28,105. This amount is also reflected in the Director Compensation Table.

Outstanding Equity Awards at Fiscal Year End 2014

There were no outstanding equity awards as of September 30, 2014.

Option Exercises and Stock Vested in Fiscal Year 2014

No options were exercised during fiscal year 2014 by any of the Named Executive Officers, and there were no stock options outstanding at September 30, 2014. All shares previously awarded

40

under the Long-Term Incentive Plan became fully earned and vested upon the closing of the Share Purchase on November 19, 2013.

OPTION EXERCISES AND STOCK VESTED

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

JD Alexander	93,793	3,611,031
W. Mark Humphrey, CPA	18,250	752,265
Kenneth Smith, Ph.D.	30,966	1,276,419
Steven C. Lewis, CPA	9,394	387,221

Pension Benefits

Management Security Plan

The management security plan (“MSP”) is a nonqualified, noncontributory defined supplemental deferred retirement benefit plan for a select group of management personnel. The MSP provides a fixed supplemental retirement benefit for 180 months certain. The MSP is frozen; no new participants are being added and no benefit increases are being granted.

Mr. Alexander had an accrued vested benefit of approximately $70,516 at September 30, 2014. The other NEOs are not participants in the MSP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
JD Alexander	Management Security Plan	7	$70,516	$—

Nonqualified Deferred Compensation

None of our NEOs participate in any nonqualified defined contribution plan.

Potential Payments upon Termination or Change in Control

In March 2013, the Company entered into Change-in-Control Agreements with each of its then-NEOs (JD Alexander, Kenneth Smith, W. Mark Humphrey, and Steven C. Lewis). Pursuant to the terms of the agreements, if the NEO is terminated without “cause” (as defined in the

41

applicable NEO’s agreement) or resigns for “good reason” (as defined in the applicable NEO’s agreement) within 18 months following a change-in-control, the NEO will receive, in the case of Mr. Alexander, an amount equal to 2 times the sum of his base salary and the average of his cash compensation other than base salary during the three-year period prior to termination, and in the cases of Messrs. Smith, Humphrey, and Lewis, an amount equal to the sum of their respective base salaries and the average of their respective cash compensation other than base salary during the three-year period prior to termination. Payment of severance under the Change-in-Control Agreements is subject to the execution and non-revocation of a release of claims in favor of the Company by the NEO. On November 6, 2013, Mr. Alexander tendered his resignation as Chief Executive Officer and as an employee of the Company, subject to and effective immediately following the closing of the Share Purchase, thereby waiving his right to receive any payments under the Change-in-Control Agreement.

On November 6, 2013, the Company entered into a Consulting and Non-Competition Agreement with Mr. Alexander under which (a) Mr. Alexander will provide consulting services to the Company for a period of two years after the closing of the Share Purchase, (b) Mr. Alexander will be bound by certain non-competition, non-solicitation, and non-interference covenants for a period of two years after the closing of the Share Purchase, and (c) the Company will pay Mr. Alexander $2 million in 24 monthly installments after the closing of the Share Purchase for such services and covenants.

Under the Restricted Stock Award Agreements, the shares subject to the awards become fully vested upon, and were to be issued to the NEOs within 60 days following, a change-in-control. The Share Purchase constituted a change-in-control under the Restricted Stock Award Agreements and resulted in the vesting of the restricted shares held by each of the NEOs (other than Mr. Wilson).

The following table sets forth estimates of the amounts payable to each of the NEOs (other than Mr. Wilson) under their respective Change-in-Control Agreements, assuming a change-in-control occurred, and the NEO experienced a qualifying termination of employment under the Change-in-Control Agreement, on September 30, 2014. Mr. Wilson would not be entitled to any compensation upon a change-in-control or a termination of employment occurring on September 30, 2014.

42

Named Executive Officer	Qualifying Termination Following a Change-in-Control(1)
Clayton G. Wilson	—(2)
JD Alexander	—(3)
Kenneth Smith, Ph.D.	$451,667
W. Mark Humphrey, CPA	$293,333
Steven C. Lewis, CPA	$241,667

_____________

(1)	Under the Change-in-Control Agreements, the NEO will only be entitled to these payments if he is terminated without “cause” or if he resigns for “good reason” within 18 months after a change-in-control. As noted above, the Share Purchase constituted a change-in-control for purposes of the Change-in-Control Agreements.

(2)	Mr. Wilson would not be entitled to any compensation upon a change-in-control or a termination of employment occurring on September 30, 2014.

(3)	Mr. Alexander waived his rights to payments under his Change-in-Control Agreement by tendering his resignation as an employee, subject to and effective immediately following the closing of the Share Purchase. Mr. Alexander has 14 remaining monthly installments totaling $1,166,667 as of September 30, 2014, in consideration of consulting services to be performed by Mr. Alexander and compliance by Mr. Alexander with certain non-competition, non-solicitation, and non-interference covenants.
43

Certain Relationships and Related Party Transactions

Alico may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Those transactions that constitute “related party” transactions under Item 404 of SEC Regulation S-K are subject to the review, oversight and approval by the Audit Committee in advance of any proposed related party transactions in compliance with Nasdaq Rules and the Audit Committee must present material related party transactions to the full Board for approval.

734 Investors and 734 Agriculture

On November 19, 2013, 734 Agriculture and its affiliates, including 734 Investors, acquired all of the approximately 51% of Alico’s common stock then owned by Atlanticblue. 734 Investors now beneficially owns, directly or indirectly, approximately 51% of the outstanding shares of the Company’s common stock and possesses the voting power to control the election of the Company’s Directors and any other matter requiring the affirmative vote or consent of the Company’s shareholders. 734 Agriculture is the sole managing member of 734 Investors. By virtue of their ownership percentage, 734 Investors and 734 Agriculture are able to elect all of the Directors and, consequently, control Alico. Messrs. Brokaw and Trafelet are the two controlling persons of 734 Agriculture.

Employee Lease Agreement with Silver Nip Citrus

On November 22, 2013, the Company entered into an employee lease agreement with Mr. Wilson and Silver Nip Citrus (the “Employee Lease Agreement”). Silver Nip Citrus is owned and controlled by Messrs. Brokaw, Trafelet and Wilson.

The Employee Lease Agreement provides, subject to the terms and conditions set forth therein, for the Company to furnish Mr. Wilson’s services to Silver Nip Citrus to perform the functions and services that Mr. Wilson has previously performed for Silver Nip Citrus prior to his resignation as CEO of Silver Nip Citrus. The Employee Lease Agreement provides that Mr. Wilson will spend a majority of his working time performing functions and services for the Company and that in no event will Mr. Wilson be required to take any action that he or the Company determines could conflict with Mr. Wilson’s exercise of his fiduciary duties under applicable law owed to the Company or could interfere with the performance of his duties as an executive officer of the Company. In exchange for furnishing Mr. Wilson’s services, Silver Nip Citrus has agreed to pay to the Company the cash salary that would have been paid to Mr. Wilson pursuant to his previous employment arrangement with Silver Nip Citrus, had that arrangement continued to be in force.

The Employee Lease Agreement provides that if neither the Company nor Silver Nip Citrus has provided the other with written notice of an intention to terminate the Employee Lease Agreement at least three business days before the month’s end (or any subsequent renewal period), the Employee Lease Agreement will automatically renew for a one-month period. In addition, Silver Nip Citrus may terminate the Employee Lease Agreement at any time upon 10 business days’ prior written notice to the Company. As of September 30, 2014 neither the Company nor Silver Nip Citrus has provided written notice to terminate the Employee Lease Agreement. The description of the Silver Nip Agreement is qualified in its entirety by reference to the complete terms and

44

conditions of the agreement, which is listed as an exhibit to the Company’s Current Report on Form 8-K filed on November 25, 2013. In the fiscal year ended September 30, 2014, the Company has received $128,000 under this agreement.

JD Alexander

On November 6, 2013, JD Alexander tendered his resignation as Chief Executive Officer and as an employee of the Company, subject to and effective immediately after the closing of the Share Purchase on November 19, 2013. Mr. Alexander’s resignation included a waiver of any rights to any payments under his Change-in-Control Agreement with the Company. At that time, the Company and Mr. Alexander entered into a Consulting and Non-Competition Agreement under which (i) Mr. Alexander will provide consulting services to the Company during the two-year period after the closing of the Share Purchase, (ii) Mr. Alexander agreed to be bound by certain non-competition covenants relating to the Company’s citrus operations and non-solicitation and non-interference covenants for a period of two years after the closing of the Share Purchase, and (iii) the Company will pay Mr. Alexander for such services and covenants $2 million in twenty-four monthly installments. Mr. Alexander also agreed, in a separate side letter with the Company, not to sell or transfer the shares that will be awarded pursuant to his Restricted Stock Award Agreement (other than to a family trust) for a period of two years after the closing of the Share Purchase. Mr. Alexander also executed a general release in favor of the Company.

Silver Nip Citrus Merger Agreement

On December 2, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 734 Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Silver Nip Citrus and, solely with respect to certain sections thereof, the equity holders of Silver Nip Citrus, which consist of 734 Agriculture, Mr. Wilson, and an entity controlled by Mr. Wilson. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Silver Nip Citrus (the “Merger”), with Silver Nip Citrus surviving the Merger as a wholly owned subsidiary of the Company. Subject to the terms and conditions set forth in the Merger Agreement, the Company will issue shares of the Company’s common stock to the equity holders of Silver Nip Citrus as follows (the “Stock Issuance”):

•	at the effective time of the Merger, up to 1,463,544 shares of common stock, subject to certain adjustments set forth in the Merger Agreement for Silver Nip Citrus’s net indebtedness at the closing of the Merger, amounts related to certain groves specified in the Merger Agreement (the “TRB Groves”), certain Silver Nip Citrus transaction expenses and the trading price of the common stock; and
•	thirty days after the end of Silver Nip Citrus’s 2014-2015 citrus harvest season, an additional amount of shares of common stock, with the number of shares issued to be based on the net proceeds received by the Company from the sale of citrus fruit harvested on certain Silver Nip Citrus groves after the closing of the Merger, subject to certain adjustments set forth in the Merger Agreement for the cost to harvest the citrus fruit and the trading price of the common stock.
45

The Company currently estimates that Silver Nip Citrus’s outstanding net indebtedness at the closing of the Merger will be approximately $42.6 million and that Silver Nip Citrus will have spent approximately $17.9 million in relation to the TRB Groves and $0.25 million in transaction expenses that are subject to the adjustment. Based on these estimates, the Company would issue approximately 800,502 shares of common stock at the closing of the Merger.

734 Agriculture owns 74.89% of the membership interests of Silver Nip Citrus and Messrs. Brokaw and Trafelet serve on the board of directors of Silver Nip Citrus. Mr. Wilson owns 5% of the membership interests of Silver Nip Citrus directly and 20.11% of such membership interests indirectly through Rio Verde Ventures, LLC, an entity controlled by him. Mr. Wilson also manages the day-to-day operations of Silver Nip Citrus and serves as a member of Silver Nip Citrus’s board of directors.

The Company has filed an information statement with the SEC in accordance with Regulation 14C of the Exchange Act in connection with the approval of the Stock Issuance by the written consent of 734 Investors, which owns a majority of Alico’s outstanding common stock. For more information about the Merger and the Stock Issuance, please refer to the information statement.

46

Audit Committee Report

The Audit Committee had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended September 30, 2014 (the “audited financial statements”).

The Audit Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2014:

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.
•	The Audit Committee has discussed with McGladrey LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
•	The Audit Committee has received from McGladrey LLP the written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and has discussed with McGladrey LLP their independence.
•	Based on and relying on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, for filing with the U.S. Securities and Exchange Commission.

Audit Committee for Fiscal Year Ended September 30, 2014:

Ramon A. Rodriguez, Chairman

Adam D. Compton

W. Andrew Krusen, Jr.

47

Proposal 2:
Approval of the Alico, Inc. Stock Incentive Plan of 2015

We ask that our shareholders vote to approve the Alico, Inc. Stock Incentive Plan of 2015, which we refer to as the “2015 Plan.” The 2015 Plan was adopted by the action of the Board of Directors on January 27, 2015, upon the recommendation of the Compensation Committee and subject to such approval. If approved by shareholders at the Annual Meeting, the 2015 Plan will become effective on the date of such approval, which we refer to as the “Effective Date.”

If the 2015 Plan is approved by shareholders:

•	We may elect to deduct performance-based compensation paid to certain senior executives, in accordance with Section 162(m) of the Internal Revenue Code, which we refer to as the “Code,” which requires that shareholders approve the material terms of the performance goals under which performance-based compensation is to be paid at least every five years;
•	Any new long-term incentive awards will be made under the 2015 Plan, and will no longer be made under the Company’s 2013 Incentive Equity Plan, which we refer to as the “2013 Plan”; and
•	We will be able to use the 2015 Plan to attract, retain, and motivate officers, employees, directors, and/or consultants, which provides incentives directly linked to shareholder value.

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to shareholders and approved by a majority shareholder vote. We are asking shareholders at the 2015 Annual Meeting to approve the material terms of the performance goals under the 2015 Plan so that the company may make awards that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax-deductible. For purposes of Section 162(m) of the Code, the material terms of the performance goals requiring shareholder approval include the following:

•	the employees eligible to receive awards under the 2015 Plan;
•	the business criteria used as the basis for the performance goals; and
•	the limits on the maximum amount of compensation payable to any employee in a given time period.

By approving the 2015 Plan, shareholders will be approving, among other things, the eligibility requirements, performance goals, and limits on various stock awards contained therein for purposes of Section 162(m) of the Code.

48

If the 2015 Plan is approved by our shareholders, no new awards may be granted under the 2013 Plan. Awards previously granted and outstanding under the 2013 Plan, however, will remain in full force and effect under the 2013 Plan according to their terms.

As of September 30, 2014, there were 311,053 shares available for issuance under the 2013 Plan and no shares underlying outstanding awards under the 2013 Plan. The Compensation Committee believes that our executive compensation program, and particularly the granting of equity awards, will allow the Company to align the interests of its executives and other service providers of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other service providers and provides them with additional incentive to devote their best efforts to pursue and sustain our strategy to become a leading agriculture and natural resource company and establish leading positions in our different business lines, where scale and expertise can generate strong long-term returns for the Company and its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its service providers so that it can react appropriately to the changing competitive environment and to engage in strategic transactions such as those announced and/or completed during the beginning of the current fiscal year. The shares available for awards under the 2013 Plan will likely be insufficient to satisfy our equity compensation needs for fiscal year 2015 and beyond. Therefore, if our shareholders do not approve the 2015 Plan, we may experience a shortfall of shares available for issuance that we believe may adversely affect our ability to attract, retain, and reward service providers who contribute to our long-term success.

The Compensation Committee believes it is appropriate and prudent to preserve the Company’s ability to make additional grants should it become necessary to do so in the Compensation Committee’s business judgment. Accordingly, the Compensation Committee has approved, and is asking the Company’s shareholders to approve, the 2015 Plan, which would make up to an additional 1,250,000 shares available for issuance. The Compensation Committee believes that the additional shares that will be available for issuance under the 2015 Plan if approved by shareholders would permit the Company to pursue its compensation structure and strategy for fiscal year 2015 and beyond.

The purpose of the 2015 Plan is to allow us to attract, retain, and motivate officers, employees, directors, and/or consultants and to provide us and our subsidiaries and affiliates with a long-term incentive plan providing incentives directly linked to shareholder value.

A summary of the 2015 Plan is set forth below. The summary of the 2015 Plan is qualified in its entirety by the full text of the 2015 Plan, which is included in this Proxy Statement as Appendix A.

Summary of the 2015 Plan

General. Awards granted under the 2015 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards, or any combination of those awards. The 2015 Plan provides that awards may be made under the 2015 Plan for ten years.

49

Administration. Under the terms of the 2015 Plan, the 2015 Plan will be administered by the Compensation Committee of our Board, or by such other committee as may be appointed by our Board, which we refer to as the “committee,” and which consists entirely of two or more “outside directors” within the meaning of Section 162(m) of the Code who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Unless and until the Board appoints any other committee or subcommittee, the 2015 Plan will be administered by the Compensation Committee. Under the terms of the 2015 Plan, the committee can make rules and regulations and establish such procedures for the administration of the 2015 Plan as it deems appropriate. Any determination made by the committee under the 2015 Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Shares Available. The 2015 Plan provides that the aggregate number of shares of our common stock that may be subject to awards under the 2015 Plan cannot exceed 1,250,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. No participant may be granted, during any calendar year, performance-based awards intended to qualify under Section 162(m) of the Code (other than stock options and stock appreciation rights) covering in excess of 500,000 shares or stock options and stock appreciation rights covering in excess of 500,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 1,250,000.

As described above, if the 2015 Plan is approved by our shareholders, no new awards may be granted under the 2013 Plan. Awards previously granted and outstanding under the 2013 Plan, however, will remain in full force and effect under the 2013 Plan according to their respective terms.

Shares underlying awards that expire or are forfeited or terminated without being exercised or settled for cash will again be available for the grant of additional awards within the limits provided by the 2015 Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such award, only the number of shares issued net of the shares withheld or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares available for delivery under the 2015 Plan. To the extent any shares subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2015 Plan.

Eligibility. The 2015 Plan provides for awards to the directors, officers, employees, and consultants of the Company and its subsidiaries and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, except that incentive stock options may be granted only to employees of the company and its subsidiaries. As of the date of this Proxy Statement, there were approximately 290 directors, officers, and employees eligible to participate in the 2015 Plan. Our current executive officers named in the Summary Compensation Table under the caption “Compensation Discussion and Analysis” herein and each of our directors are among the individuals eligible to receive awards under the 2015 Plan.

50

Stock Options. Subject to the terms and provisions of the 2015 Plan, options to purchase shares of our common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2015 Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or nonqualified stock options, the duration of the options, the number of shares to which the options pertain, and such additional limitations, terms, and conditions as the committee may determine, but the 2015 Plan provides that, except as otherwise determined by the committee, in no event will the normal vesting schedule of an option provide that the option will vest before the first anniversary of the date of grant.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant. All options granted under the 2015 Plan will expire no later than ten years from the date of grant. The method of exercising an option granted under the 2015 Plan is set forth in the 2015 Plan as are the general provisions regarding the exercisability of incentive stock options and nonqualified stock options following certain terminations of employment. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by the committee. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of our common stock in the recipient’s name.

Stock Appreciation Rights. The committee in its discretion may grant stock appreciation rights under the 2015 Plan. Stock appreciation rights may be “tandem SARs,” which are granted in conjunction with an option, or “free-standing SARs,” which are not granted in conjunction with an option. A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock to which such stock appreciation right pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

A tandem SAR may be granted at the grant date of the related option. A tandem SAR will be exercisable only at such time or times and to the extent that the related option is exercisable and will have the same exercise price as the related option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related option, and the related option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

Each SAR will be evidenced by an award agreement that specifies the base price, the number of shares to which the stock appreciation right pertains, and such additional limitations, terms, and conditions as the committee may determine, but the 2015 Plan provides that, except as otherwise determined by the committee, in no event will the normal vesting schedule of a SAR provide that the right will vest before the first anniversary of the date of grant. We may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares

51

of our common stock, cash, or a combination of stock and cash as set forth in the award agreement relating to the stock appreciation rights. The method of exercising a stock appreciation right granted under the 2015 Plan is set forth in the 2015 Plan as are the general provisions regarding the exercisability of SARs following terminations of employment. Stock appreciation rights are not transferable except by will or the laws of descent and distribution or, with respect to stock appreciation rights that are not granted in “tandem” with an option, as expressly permitted by the committee. Each stock appreciation right will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms, and conditions as the committee may determine.

Restricted Stock. The 2015 Plan provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2015 Plan and as may be otherwise determined by the committee. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock. During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2015 Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of our common stock and do not entitle the recipients to the rights of a shareholder. Restricted stock units granted under the 2015 Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge, or otherwise encumber restricted stock units granted under the 2015 Plan prior to their vesting. Restricted stock units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date.

Performance Units. The 2015 Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of our common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by the committee in granting the performance unit and may be paid in cash, shares of our common stock, other property or a combination thereof. The performance period for a performance unit must be at least six months. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $5,000,000.

Other Stock-Based Awards. The 2015 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may be granted only in lieu of compensation that would otherwise be payable to the participant.

Performance Goals. The 2015 Plan provides that performance goals may be established by the committee in connection with the grant of restricted stock, restricted stock units, performance units, or other stock-based awards. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code: (a) such goals will be based on the attainment of specified levels of one or more of the following measures: overall or selected premium or sales growth, expense efficiency ratios (ratio of expenses to premium income), market share, customer service measures or indices, underwriting efficiency and/or

52

quality, persistency factors, return on net assets, economic value added, shareholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk-based capital, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), cost control, gross profit, operating profit, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; and (b) such performance goals will be set by the committee within the time period and other requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

Change in Control. Unless provided otherwise in the applicable award agreement:

•	in the event of a “change in control” of the Company (as defined in the 2015 Plan), if equivalent replacement awards are substituted for awards granted and outstanding under the 2015 Plan at the time of such change in control, such awards will not vest upon the change in control but would vest upon a termination of service by reason of death, disability, or retirement, or upon a termination of service without cause or a resignation for “good reason,” in each case, within two years after such change in control (i.e., the awards vest on a “double-trigger” basis); and
•	notwithstanding any other provision of the 2015 Plan to the contrary, upon the termination of service of a participant during the two-year period following a change in control for any reason other than for cause, any option or stock appreciation right held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until (a) in the case of incentive stock options, the last date on which such options would otherwise be exercisable, and (b) in the case of nonqualified options and stock appreciation rights, the later of (i) the last date on which such option or stock appreciation right would otherwise be exercisable and (ii) the earlier of (A) the third anniversary of the change in control and (B) the expiration of the option’s or stock appreciation right’s term.

An award qualifies as a “replacement award” under the 2015 Plan if the following conditions are met in the sole discretion of the committee: (a) it is of the same type as the award being replaced; (b) it has a value equal to the value of the award being replaced as of the date of the change in control; (c) if the underlying award being replaced was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (d) it contains terms relating to vesting (including with respect to a termination of service) that are substantially identical to those of the award being replaced; and (e) its other terms and conditions are not less favorable to the participant than the terms and

53

conditions of the award being replaced (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

If equivalent replacement awards are not substituted for awards granted and outstanding under the 2015 Plan at the time of such change in control, all then-outstanding options and stock appreciation rights will become fully vested and exercisable, and all full-value awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to be earned, and payable in an amount equal to the full value of such award.

Termination of Service. Unless otherwise determined by the committee:

•	upon a participant’s termination of service for any reason other than death, disability, retirement, or cause, any option or SAR held by the applicable participant that was exercisable immediately before the termination of service may be exercised at any time until the earlier of (a) the 90th day following such termination of service and (ii) expiration of the term of the option or SAR;
•	upon a participant’s termination of service by reason of the participant’s death or disability, any option or SAR held by the participant will vest and be exercisable at any time until the earlier of (a) the first anniversary of the date of death and (b) the expiration of the term of the option or SAR;
•	upon a participant’s termination of service for retirement, any option or SAR held by the participant will vest and be exercisable at any time until the earlier of (a) in the case of nonqualified options and SARs, (i) the fifth anniversary of the termination of service and (ii) the expiration of the term of the option or SAR, and (b) in the case of incentive options, (i) the 90th day following such termination of service and (ii) the expiration of the term of the option; and
•	upon a participant’s termination for cause, all options or SARs will be forfeited.

Amendment. Our Board of Directors or the committee may amend, alter or discontinue the 2015 Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of our shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the 2015 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2015 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

54

Nonqualified Stock Options. A participant will not recognize taxable income at the time of grant of a nonqualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will

55

recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Units. A participant will not recognize taxable income at the time of grant of performance units, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) Limitations. As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The 2015 Plan is designed so that options and SARs qualify for this exemption, and it also permits the committee to grant other awards designed to qualify for this exception. However, the committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the company.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2015 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2015 Plan.

New Plan Benefits

Any awards under the 2015 Plan will be subject to the discretion of the committee, and the committee has not yet determined to whom awards will be made and the terms and conditions of such awards.

The following table reflects equity-based awards granted during fiscal year 2014 to our named executive officers, our executive officers as a group, our non-executive directors as a group, and all other employees as a group. We did not grant any equity-based compensation to employees during fiscal year 2014. (Mr. Alexander received director fees in stock for his service as a director during fiscal year 2014, which are reflected in the table below.)

56

NEW PLAN BENEFITS
Alico, Inc. Stock Incentive Plan of 2015

Name and Position	Dollar Value ($)
Clayton G. Wilson	—
JD Alexander	28,105
W. Mark Humphrey, CPA	—
Kenneth Smith, Ph.D.	—
Steven C. Lewis, CPA	—
Executive Group	28,105
Non-Executive Director Group(1)	678,944
Non-Executive Officer Employee Group	—

(1)	Reflects the value of stock awards granted to our current non-employee directors during fiscal year 2014.

For more information regarding grants made to our named executive officers and non-employee directors during fiscal year 2014, see Grants of Plan-Based Awards on page 40 and the information set forth under “Director Compensation” on page 24.

Approval

Approval of the 2015 Plan requires the affirmative vote of a majority of the total votes cast on the proposal at the 2015 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ALICO, INC. STOCK INCENTIVE PLAN OF 2015.

57

Proposal 3:
Ratification of the Selection of McGladrey LLP
as Our Independent Registered Public Accounting Firm

The Audit Committee has selected McGladrey LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2015. McGladrey LLP currently serves as our independent registered public accounting firm.

Representatives of McGladrey LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accountants

We are asking our shareholders to ratify the selection of McGladrey LLP as our independent registered public accounting firm. Although ratification is not required by our articles of incorporation, bylaws or otherwise, the Board is submitting the selection of McGladrey LLP to our shareholders for ratification as a matter of good corporate practice. In the event the appointment is not ratified by our shareholders, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Independent Registered Public Accounting Firm

Fees paid to McGladrey LLP for the fiscal years ended September 30, 2014 and 2013 were as follows:

	2014	2013
Audit Fees(1)	$304,373	$223,293
Audit Related Fees(2)	—	—
Tax Fees(3)	37,500	65,096
All Other Fees(4)	—	—
Total	$341,873	$288,389

(1)	Audit fees include the aggregate fees billed by McGladrey LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the years ended September 30, 2014 and 2013 and assessment of the Company’s system of internal controls and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees billed by McGladrey LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

58

(3)	Tax fees include fees billed by McGladrey LLP for professional services rendered for tax compliance, advice and planning services for the fiscal years ended September 30, 2014 and 2013.

(4)	McGladrey LLP did not bill for any services other than those listed above for the years ended September 30, 2014 and 2013.

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s independent auditors. To fulfill that requirement, the Company’s outside auditor, McGladrey LLP, provides a proposal to the Audit Committee for all services it proposes to provide and the Audit Committee then approves the proposals as appropriate. During fiscal years 2014 and 2013, 100% of the services provided by McGladrey LLP were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF MCGLADREY LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

59

Proposal 4:
Advisory Approval of the Compensation of the Company’s Named Executive Officers

Executive compensation is an important matter to us and to our shareholders. We are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, including our Named Executive Officers, who are critical to our strategic goals and success. Under our executive compensation program, our Named Executive Officers receive compensation that encourages both near-term and long-term growth and successes through compensation linked to performance standards aimed to increase shareholder value. Please read the Compensation Discussion and Analysis and Executive Compensation sections for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our Named Executive Officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our shareholders;
•	providing competitive compensation to our Named Executive Officers;
•	rewarding Named Executive Officers for past performance and motivating them to excel in the future; and
•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs have been effective at motivating our Named Executive Officers to achieve superior performance and success for us, aligning compensation with performance measures and shareholder interests and enabling us to attract, retain and motivate talented executive officers.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our Named Executive Officers. This advisory vote is commonly known as a “say-on-pay” proposal. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking our shareholders to approve the following resolution at our Annual Meeting:

RESOLVED, that the shareholders of Alico, Inc. (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables, and associated narrative discussion.

60

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers.

This advisory vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the meeting, in person, or represented by proxy and entitled to vote on this proposal that are voted “for” or “against” the matter. Abstentions and broker “non-votes” will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INDICATE YOUR
SUPPORT FOR THE COMPANY’S COMPENSATION PHILOSOPHY, POLICIES,
AND PROCEDURES BY VOTING “FOR” THE ADVISORY APPROVAL OF THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

61

Other Business

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

Shareholder Proposals

Shareholder proposals intended to be presented at the next Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by September 30, 2015, for inclusion in the Proxy Statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2016 Annual Meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year.

Shareholders who otherwise wish to present a proposal or nominate directors at the 2016 Annual Meeting of Shareholders must deliver written notice of the proposal to our Corporate Secretary at our principal executive offices, no earlier than September 28, 2015 and no later than October 28, 2015 (provided, however, that if the 2016 Annual Meeting is held earlier than January 26, 2016 or later than April 25, 2016, proposals must be received no earlier than the close of business on the later of the 120th day prior to the 2016 Annual Meeting or the 10th day following the day on which public announcement of the 2016 Annual Meeting is first made). The submission must include certain information concerning the shareholder and the proposal, as specified in the Company’s amended and restated bylaws. Our Amended and Restated Bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on January 25, 2013, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at our principal executive offices.

Shareholders Sharing an Address

Alico will deliver only one Proxy Statement to multiple shareholders sharing an address unless Alico has received contrary instructions from one or more of its shareholders. Alico undertakes to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement is delivered. A shareholder can notify Alico that the shareholder wishes to receive a separate copy of this Proxy Statement, or a future Proxy Statement, by written request directed to:

Alico, Inc.
10070 Daniels Interstate Court
Suite 100
Fort Myers, FL 33913

Attention: A. Denise Plair, Corporate Secretary

62

Likewise, shareholders sharing an address who are receiving multiple copies of this Proxy Statement and wish to receive a single copy of future Proxy Statements may notify Alico at the address and telephone number listed above.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement; however, it is not intended that the Annual Report on Form 10-K be deemed a part of this Proxy Statement or a solicitation of proxies.

A copy of the Annual Report on Form 10-K may also be obtained upon request and without charge, by writing:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

Attention: A. Denise Plair, Corporate Secretary

By Order of the Board of Directors

/s/ A. Denise Plair

A. Denise Plair

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 25, 2015:  The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://www.materials.proxyvote.com/016230.

63

Appendix A

alico, inc.
STOCK INCENTIVE PLAN OF 2015

Section 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

“Applicable Exchange” means the Nasdaq or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Section 10(e)(iii).

“Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define “Cause”: (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s employment duties, (iii) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (iv) a material violation of the Company’s ethics and compliance program, or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” has the meaning set forth in Section 10(e).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

A-1

“Committee” has the meaning set forth in Section 2(a).

“Common Stock” means common stock, par value $1.00 per share, of the Company.

“Company” means Alico, Inc., a Florida corporation.

“Corporate Transaction” has the meaning set forth in Section 3(d)(i).

“Disability” means (a) “Disability” as defined in any Individual Agreement to which the Participant is a party, (b) if there is no such Individual Agreement or it does not define “Disability,” disability of a Participant means the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require such medical or other evidence as it deems necessary to judge the nature and duration of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Effective Date” has the meaning set forth in Section 12(a).

“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion using a reasonable valuation method which shall include consideration of the following factors, as applicable: (a) the value of the Company’s tangible and intangible assets; (b) the present value of the Company’s future cash-flows; (c) the market value of stock or equity interests in similar corporations and other entities engaged in substantially similar trades or businesses, the value of which can be readily determined objectively (such as through trading prices on an established securities market or an amount paid

A-2

in an arm’s-length private transaction); (d) control premiums or discounts for lack of marketability; (e) recent arm’s-length transactions involving the sale or transfer of such stock or equity interests; and (f) other relevant factors.

“Free-Standing SARs” has the meaning set forth in Section 5(b).

“Full-Value Award” means any Award other than an Option or Stock Appreciation Right.

“Good Reason” means, unless otherwise determined by the Committee, (i) “Good Reason” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define “Good Reason”: (A) a material adverse change in the applicable Participant’s authority, powers, functions, duties or responsibilities as in effect immediately prior to the applicable Change in Control; (B) a material reduction in the applicable Participant’s base salary below the level in effect immediately prior to the applicable Change in Control; or (C) the reassignment of the applicable Participant’s place of employment to an office location more than 50 miles from the Participant’s then-current place of employment.

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Incumbent Board” has the meaning set forth in Section 10(e)(ii).

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Investors” means, collectively, 734 Agriculture, LLC, a Delaware limited liability company, 734 Investors, LLC, a Delaware limited liability company, any member of 734 Agriculture, LLC as of the Effective Date, and any Person (other than the Company and its consolidated Subsidiaries) that is controlled by 734 Agriculture, LLC.

“Nonqualified Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award granted under Section 5.

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

“Outside Directors” has the meaning set forth in Section 11(a).

“Outstanding Company Shares” has the meaning set forth in Section 10(e)(i).

A-3

“Outstanding Company Voting Securities” has the meaning set forth in Section 10(e)(i).

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (a) such goals shall be based on the attainment of specified levels of one or more of the following measures: overall or selected premium or sales growth, expense efficiency ratios (ratio of expenses to premium income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, shareholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk-based capital, revenues, revenue growth, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), cost control, gross profit, operating profit, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (b) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

“Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured, provided that such period shall in no event be shorter than six months.

“Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Person” has the meaning set forth in Section 10(e)(i).

“Plan” means this Alico, Inc. Stock Incentive Plan of 2015, as set forth herein and as hereafter amended from time to time.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

A-4

“Replaced Award” has the meaning set forth in Section 10(b).

“Replacement Award” has the meaning set forth in Section 10(b).

“Restricted Stock” means an Award granted under Section 6.

“Restricted Stock Units” has the meaning set forth in Section 7(a).

“Restriction Period” has the meaning set forth in Section 6(b)(ii).

“Retirement” means the Participant’s Termination of Service after the attainment of age 65 or the attainment of age 55 and at least 15 years of service.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Section 16(b)” has the meaning set forth in Section 11(d).

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Separation from Service” has the meaning set forth in Section 11(e).

“Share” means a share of Common Stock.

“Share Change” has the meaning set forth in Section 3(d)(ii).

“Stock Appreciation Right” has the meaning set forth in Section 5(b).

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Tandem SARs” has the meaning set forth in Section 5(b).

“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness,

A-5

vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service.

Section 2. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) subject to Section 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(ix) to decide all other matters that must be determined in connection with an Award;

(x) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

A-6

(xi) to establish any “blackout” period that the Committee, in its sole discretion, deems necessary or advisable; and

(xii) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to second sentence of the definition of “Cause,” any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company, Participants, and Eligible Individuals.

(d) Cancellation or Suspension. Subject to Section 5(d) and Section 12(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

Section 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 1,250,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,250,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 12(a)), no new awards may be granted under the Company’s 2013 Incentive Equity Plan, it being understood that awards outstanding under such

A-7

plan as of the Effective Date shall remain in full force and effect under such plan according to their respective terms.

(b) Individual Limits. No Participant may be granted Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of 500,000 Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 500,000 Shares during any calendar year.

(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of Shares available for delivery under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax-withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(d) Adjustment Provision.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards.

A-8

(iii) In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv) The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(e) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

Section 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

A-9

Section 5. Options and Stock Appreciation Rights

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the Grant Date.

(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable term by

A-10

giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept or, if approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of shares of Common Stock in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be

A-11

exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

(j) Termination of Service. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Service:

(i) Upon a Participant’s Termination of Service for any reason other than death, Disability, Retirement or Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Service may be exercised at any time until the earlier of (A) the 90th day following such Termination of Service and (B) expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Service by reason of the Participant’s death or Disability, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (A) the first anniversary of the date of such death or Disability and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Service for Retirement, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (A) in the case of Nonqualified Options and Stock Appreciation Rights, (x) the fifth anniversary of such Termination of Service and (y) the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, (x) the 90th day following such Termination of Service and (y) the expiration of the Term thereof; and

(iv) Upon a Participant’s Termination of Service for Cause, any Option or Stock Appreciation Right held by the Participant shall immediately be forfeited.

(k) Committee Discretion. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Service, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.

Section 6. Restricted Stock

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alico, Inc. Stock Incentive Plan of

A-12

2015 and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for

A-13

which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 7. Restricted Stock Units

(a) Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee or in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

Section 8. Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any

A-14

combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be five million dollars ($5,000,000).

Section 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.

Section 10. Change in Control Provisions

(a) General. The provisions of this Section 10 shall, subject to Section 3(d) and Section 10(f), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change in Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such performance-based Awards have been fully achieved as of the date of such Change in Control.

(c) Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and

A-15

conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Termination of Service. Upon a Termination of Service of a Participant occurring upon or during the two years immediately following the date of a Change in Control by reason of death, Disability or Retirement, by the Company without Cause, or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 10(d), and (B) in the case of Nonqualified Options and Stock Appreciation Rights, the later of (x) the last date on which such Nonqualified Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(d) and (y) the earlier of (1) the third anniversary of such Change in Control and (2) expiration of the Term of such Nonqualified Option or Stock Appreciation Right.

(e) Definition of Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then-outstanding Common Stock (the “Outstanding Company Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by any Investor, or (5) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(e);

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a

A-16

member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries with a third party (other than any Investor or any Person controlled by, controlling or under common control with one or more Investors), or of a sale or other disposition of all or substantially all of the assets of the Company to a third party, other than any Investor or any Person controlled by, controlling or under common control with one or more Investors (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any parent of such entity, any employee benefit plan (or related trust) of the Company, such entity resulting from such Business Combination or such parent, and any Investor) beneficially owns, directly or indirectly, more than 50%, respectively, the then outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(e). Nothing in this Section 10 shall preclude the Company from settling upon a Change in Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).

A-17

Section 11. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e) The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a

A-18

separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death.

Section 12. Term, Amendment and Termination

(a) Effectiveness. The Plan was approved by the action of the Board on January 27, 2015, upon the recommendation of the Compensation Committee, and subject to and contingent upon approval by at least a majority of the outstanding shares of the Company. The Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent that such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

Section 13. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

A-19

Section 14. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are

A-20

not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or cancelled should revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or (except with respect to Stock Options and Stock Appreciation Rights) dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, dividends and dividend equivalents

A-21

with respect to performance-based Awards may not be paid until vesting (if any) of such Awards, and the Committee shall not take or omit to take any action that would result in the imposition of penalty taxes under Section 409A of the Code.

A-22

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on February 25, 2015.

Vote by Internet • Go to www.investorvote.com/ALCO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas. |X|

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

|A| Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS:	For	Withhold		For	Withhold		For	Withhold
01 - George R. Brokaw	☐	☐	02 - R. Greg Eisner	☐	☐	03 - Benjamin D. Fishman	☐	☐	Ê
04 - W. Andrew Krusen	☐	☐	05 - Henry R. Slack	☐	☐	06 - Remy W. Trafelet	☐	☐
07 - Clayton G. Wilson	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	TO APPROVE THE ALICO, INC. STOCK INCENTIVE PLAN OF 2015:	☐	☐	☐	4.	THE ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT:	☐	☐	☐

3.	RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MCGLADREY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015:	☐	☐	☐	5.	IN THEIR DISCRETION, THE PROXY OR PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.

|B| Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

|C| Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of
ALICO, INC.
February 25, 2015 at 9:30 a.m. Eastern Standard Time
Offices of Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 25, 2015:

The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://materials.proxyvote.com/016230.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Alico, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints Henry R. Slack and Clayton G. Wilson, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on December 31, 2014, at the Annual Meeting of Shareholders of the Company to be held on Wednesday, February 25, 2015 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 28, 2015. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the other side)